Exhibit 10.1

AMENDED AND RESTATED JOINT VENTURE AGREEMENT

This Amended and Restated Joint Venture Agreement (the “Agreement”) is made as of April 14, 2006 (the “Effective Date”), by and between Solidus Networks, Inc., a Delaware corporation (“PBT”), and WinWin Gaming, Inc., a Delaware corporation (“WinWin”). PBT and WinWin are each referred to in this Agreement as a “Party” and collectively as the “Parties.”

Recitals

A.       On September 30, 2005, the Parties entered into a Joint Venture Agreement (the “Original Agreement”) in order to establish a framework for cooperation through joint marketing and other efforts in order to gain mutual benefit by taking advantage of the relationships and synergies between their respective businesses.

B.       The Parties now desire to amend and restate the Original Agreement in order to expand the scope of the joint venture established by the Parties under the Original Agreement.

C.       Contemporaneously with the execution and delivery of this Agreement, (i) PBT is entering into voting agreements with certain holders of WinWin common stock in substantially the form attached hereto as Exhibit D, relating to the approval of the WinWin Restated Charter (as defined below) and certain other items as set forth therein (the “Voting Agreements”) and (ii) PBT is delivering to WinWin an allonge that extends the maturity date of the Note (as defined below) to a date that is 60 days from the date of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Agreement

1.       Purchase and Sale; Authority.

(a)       Authorization. WinWin’s Board of Directors has approved the terms of this Agreement and all exhibits attached hereto, including authorizing the issuance and sale, pursuant to the terms and conditions of this Agreement, of shares of the Series A Preferred Stock of WinWin, par value $0.01 per share (the “WinWin Shares”).

(b)       Agreement to Purchase and Sell. Subject to the terms and conditions of this Agreement, PBT agrees to purchase, and WinWin agrees to sell and issue to PBT at each Closing (as defined in Section 2), that number of WinWin Shares to be issued and sold to PBT at each Closing, as set forth in Section 2. The purchase price of each WinWin Share at each Closing shall be $7.91 (the “Purchase Price”).

2.       Closings.

(a)       Initial Closing. An initial Closing (the “Initial Closing”) of the purchase and sale of WinWin Shares shall take place at the offices of Cooley Godward llp, 101 California Street, 5th Floor, San Francisco, California, at 10:00 a.m. Pacific time, on the earlier to occur of (i) the 90th day following the date of this Agreement and (ii) the date three business days following the date on which the parties have satisfied all of the conditions to the Initial Closing (the “Initial Closing Date”); provided, that if all conditions to the Initial Closing that, by their terms, can be met in advance of the Initial Closing have not been met by the Initial Closing Date, then the Initial Closing shall only occur, if at all, on such date that is chosen by PBT; and provided further, that the Initial Closing shall occur, if at all, on or prior to September 30, 2006. At the Initial Closing, PBT shall purchase, and WinWin shall issue and sell, against delivery of payment therefor, a number of WinWin Shares (the “Initial Closing WinWin Shares”) such that, following the issuance of the Initial Closing WinWin Shares, PBT will hold 19% of the outstanding capital stock of WinWin on an as-converted-to-common basis, and WinWin shall authorize its transfer agent to issue to PBT a certificate registered in the name of PBT, representing the Initial Closing WinWin Shares and bearing the legend set forth in Section 4(x)(vi). The purchase price for the Initial Closing WinWin Shares will be paid by PBT’s delivery to WinWin at the Initial Closing of (i) that certain original promissory note issued by WinWin to PBT and dated as of September 30, 2005 and with a principal amount of $2.5 million (the “Note”), all principal and accrued interest on which shall be canceled in exchange for a number of Initial Closing WinWin Shares equal to the quotient obtained by dividing the principal and accrued interest under the Note by the Purchase Price and, (ii) a number of fully paid and nonassessable newly issued shares of PBT Series C Preferred Stock (the “Initial Closing PBT Shares”), each with a deemed value of $5.00, which shares will have the rights, preferences and privileges as set forth in PBT’s Amended and Restated Certificate of Incorporation as in effect as of the date of this Agreement (the “PBT Charter”), that, when exchanged for WinWin Shares, will be sufficient for PBT to hold 19% of the outstanding capital stock of WinWin on an as-converted-to-common basis as of immediately following the Initial Closing. In advance of the Initial Closing the PBT Board of Directors shall have authorized the issuance and sale to WinWin of the Initial Closing PBT Shares, and shall have reserved a sufficient number of shares of the common stock of PBT (the “PBT Common Stock”) for issuance upon the conversion of the Initial Closing PBT Shares.

(b)       Second Closing. A second Closing (the “Second Closing”) of the purchase and sale of WinWin Shares shall take place at the offices of Cooley Godward llp, 101 California Street, 5th Floor, San Francisco, California, at 10:00 a.m. Pacific time, at PBT’s sole option, at any time after the Initial Closing Date and on or before the one-year anniversary of the date of this Agreement (the “Second Closing Date”). At the Second Closing, PBT shall purchase, and WinWin shall issue and sell, against delivery of payment therefor, a number of WinWin Shares (the “Second Closing WinWin Shares”) such that, following the issuance of the Second Closing WinWin Shares, PBT will hold, at PBT’s option, up to 35% of the capital stock of WinWin on a fully diluted, as-converted-to-common basis, and WinWin shall authorize its transfer agent to issue to PBT a certificate registered in the name of PBT, representing the Second Closing WinWin Shares and bearing the legend set forth in Section 4(x)(vi). The purchase price for the Second Closing WinWin Shares will be paid by PBT’s delivery to WinWin at the Second Closing, at PBT’s option, of (i) cash, (ii) fully paid and nonassessable newly issued shares of PBT’s Series C Preferred Stock (the “Second Closing PBT Shares”), each with a deemed value of $5.00, which shares will have the rights, preferences and privileges accorded to such shares in the PBT Charter, or (iii) a combination of cash and Second Closing PBT Shares. In advance of the Second Closing the PBT Board of Directors shall have authorized the issuance and sale to WinWin of the Second Closing PBT Shares, and shall have reserved a sufficient number of shares of PBT Common Stock for issuance upon the conversion of the Second Closing PBT Shares. In no event shall the Second Closing occur following the date on which this Agreement has terminated in accordance with Section 13 hereof. The Initial Closing PBT Shares and the Second Closing PBT Shares are referred to collectively as the “PBT Shares.” The Initial Closing and the Second Closing are referred to collectively as the “Closings” and individually as a “Closing.”

3.       Representations and Warranties of WinWin. WinWin hereby represents and warrants to PBT that, except as set forth in the SEC Documents (as defined below) or in the WinWin Disclosure Schedule delivered to PBT as of the date of this Agreement (for purposes of this Section 3 (other than Sections 3(b), 3(d), 3(e), 3(k) and 3(w)), all references to “WinWin” shall include each other entity in which WinWin holds, beneficially or of record, a controlling interest, either directly or indirectly):

(a)       Organization Good Standing and Qualification. WinWin is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority required to (i) carry on its business as presently conducted and (ii) enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby. WinWin is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means a material adverse effect on, or a material adverse change in, or a group of such effects on or changes in, the business, operations, financial condition, results of operations, assets or liabilities of the relevant Party and its subsidiaries, taken as a whole.

(b)       Capitalization. The capitalization of WinWin, assuming the issuance of no WinWin Shares at any Closing, is as follows:

(i)       the authorized capital stock of WinWin consists of 750,000,000 shares of Common Stock, $0.01 par value per share (“WinWin Common Stock”) and 60,000,000 shares of preferred stock, $0.01 par value per share (“WinWin Preferred Stock”), of which 60,000,000 shares of WinWin Preferred Stock have been designated as Series A Preferred Stock. Each share of WinWin Series A Preferred Stock converts to shares of WinWin Common Stock at the rate of ten shares of WinWin Common Stock for each share of WinWin Series A Preferred Stock that is converted.

(ii)       the issued and outstanding capital stock of WinWin consists of 62,440,846 shares of WinWin Common Stock. The shares of issued and outstanding capital stock of WinWin have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of, or are not otherwise subject to, any preemptive or other similar rights.

(iii)       there are no issued and outstanding shares of WinWin Preferred Stock.

                (iv)       WinWin has (A) 13,689,717 shares of WinWin Common Stock reserved for issuance upon exercise of outstanding options granted under WinWin’s 2003 Stock Plan (the “Option Plan”) and (b) 8,691,181 shares of WinWin Common Stock reserved for issuance upon exercise of outstanding warrants.

(v)       WinWin has 6,310,283 shares of WinWin Common Stock available for future grant under the Option Plan.

With the exception of the foregoing in this Section 3(b), there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by WinWin to purchase shares of WinWin Common Stock or other securities of WinWin and there are no commitments, plans or arrangements to issue any shares of WinWin Common Stock or any security convertible into or exchangeable for WinWin Common Stock.

(c)       Subsidiaries. WinWin does not have any subsidiaries, and does not own any capital stock of, assets comprising the business of, obligations of, or any other interest (including any equity or partnership interest) in, any person or entity.

(d)       Due Authorization. All corporate actions on the part of WinWin necessary for the authorization, execution, delivery of, and the performance of all obligations of WinWin under this Agreement and the authorization, issuance, reservation for issuance and delivery of all of the WinWin Shares being sold under this Agreement have been taken, no further consent or authorization of WinWin’s Board of Directors or its stockholders is required, and this Agreement constitutes the legal, valid and binding obligation of WinWin, enforceable against WinWin in accordance with its terms, except (i) as may be limited by (1) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors’ rights generally and (2) the effect of rules of law governing the availability of equitable remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

(e)       Valid Issuance of WinWin Shares.

(i)       Purchased Shares. The WinWin Shares will be, upon payment therefor by PBT in accordance with this Agreement, duly authorized, validly issued, fully paid and non-assessable, free from all taxes, liens, claims and encumbrances with respect to the issuance of such WinWin Shares (other than any liens, claims or encumbrances created by or imposed upon PBT) and will not be subject to any pre-emptive rights or similar rights.

(ii)       Underlying Shares of Common Stock. The issuance of the shares of WinWin Common Stock issued or issuable from time to time upon the conversion of the WinWin Shares (the “Underlying WinWin Shares”) will be, and at all times prior to such conversion, will have been, duly authorized, duly reserved for issuance upon such conversion, and will be, upon such conversion, validly issued, fully-paid and non-assessable free from all taxes, liens, claim, encumbrances with respect to the issuance of such shares and will not be subject to any pre-emptive rights or similar rights.

(iii)       Compliance with Securities Laws. Subject to the accuracy of the representations made by PBT in Section 4(x), the WinWin Shares (assuming no change in applicable law and no unlawful distribution of the WinWin Shares by PBT or other parties) will be issued to PBT in compliance with applicable exemptions from (A) the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”) and (B) the registration and qualification requirements of all applicable securities laws of the states of the United States.

            (f)       Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, or notice to, any federal, state or local governmental authority or self regulatory agency on the part of WinWin is required in connection with the issuance of the WinWin Shares to PBT, or the consummation of the other transactions contemplated by this Agreement, except (i) such filings as have been made prior to the date hereof and (ii) such additional post-Closing filings as may be required to comply with applicable state and federal securities laws.

(g)       Non-Contravention. The execution, delivery and performance of this Agreement by WinWin, and the consummation by WinWin of the transactions contemplated hereby (including issuance of the WinWin Shares), do not: (i) contravene or conflict with the Certificate of Incorporation of WinWin, as amended and in effect as of the date of this Agreement (the “WinWin Certificate of Incorporation”), the Certificate of Designations (as defined in section 7(d)) or the Bylaws of WinWin (the “WinWin Bylaws”); (ii) constitute a violation of any provision of any federal, state, local or foreign law, rule, regulation, order or decree applicable to WinWin; or (iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any material benefit to which WinWin is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of WinWin under, any material mortgage, indenture, contract, agreement, permit, license or instrument to which WinWin or any of its subsidiaries is a party or by which WinWin or any of its subsidiaries is bound or subject.

(h)       Litigation. There is no action, suit, proceeding, claim, arbitration or investigation (“Action”) pending or, to WinWin’s knowledge, threatened in writing: (i) against WinWin, its activities, properties or assets, or any officer, director or, to WinWin’s knowledge, employee of WinWin in connection with such officer’s, director’s or employee’s relationship with, or actions taken on behalf of, WinWin, that is reasonably likely to have a Material Adverse Effect on WinWin; or (ii) that seeks to prevent, enjoin, alter, challenge or delay the transactions contemplated by this Agreement (including the issuance of the WinWin Shares). WinWin is not a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. No Action is currently pending nor does WinWin intend to initiate any Action that is reasonably likely to have a Material Adverse Effect on WinWin.

(i)       Compliance with Law and Charter Documents. WinWin is not in violation or default of any provisions of the WinWin Certificate of Incorporation or the WinWin Bylaws. WinWin has complied and is currently in compliance with all applicable statutes, laws, rules, regulations and orders of the United States of America and all states thereof, foreign countries and other governmental bodies and agencies having jurisdiction over WinWin’s business or properties, except for any instance of non-compliance that has not had, and would not reasonably be expected to have, a Material Adverse Effect on WinWin. WinWin has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it and as presently proposed to be conducted, the lack of which could materially and adversely affect the business, properties or financial condition of WinWin.

            (j)       Full Disclosure.  WinWin has provided PBT with all information requested by PBT in connection with its decision to purchase the WinWin Shares. To WinWin’s knowledge, neither this Agreement, the exhibits hereto, nor any other document delivered by WinWin to PBT or its attorneys or agents in connection herewith or therewith at the Initial Closing or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor, to WinWin’s knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. Without limiting the foregoing, (i) WinWin has disclosed to PBT or the Representatives of PBT all significant or pending transactions with customers, vendors, stockholders, affiliates and other current and potential contracting parties and (ii) the April 4, 2006 letter regarding WinWin China Business Clarifications from Mark Galvin of WinWin to Gus Spanos of PBT is true, correct and complete in all material respects.

            (k)       SEC Documents.

                    (1)       Reports. WinWin has filed in a timely manner all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. WinWin has made available to PBT prior to the date hereof copies of its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the “Form 10-KSB”), its Quarterly Reports on Form 10-QSB for the first, second and third quarters of the fiscal year ending December 31, 2005 (the "Forms 10-QSB") any information statement or proxy statement filed by WinWin since December 31, 2004, and any Current Report on Form 8-K for events occurring since December 31, 2004 (“Forms 8-K”) filed by WinWin with the SEC (the Form 10-KSB, the Forms 10-QSB, the information statements and proxy statements referenced above and the Forms 8-K are collectively referred to herein as the “SEC Documents”). Each of the SEC Documents, as of the respective dates thereof, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each SEC Document, as it may have been subsequently amended by filings made by WinWin with the SEC prior to the date hereof, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document.

                    (2)       Sarbanes-Oxley. The Chief Executive Officer and the Chief Financial Officer of WinWin have signed, and WinWin has furnished to the SEC, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (“SOX”). Such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither WinWin nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications. WinWin is otherwise in compliance in all material respects with all applicable effective provisions of SOX and the rules and regulations issued thereunder by the SEC.

                     (3)       Financial Statements. The financial statements of WinWin in the SEC Documents present fairly, in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied, the financial position of WinWin as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments. There are no material financial transactions or arrangements that are not reflected on the financial statements included in the SEC Documents.

                    (4)       Sufficiency of Disclosure. To WinWin’s knowledge, no circumstance exists that could reasonably be expected to lead to a restatement of any filing made by WinWin with the SEC.

(l)       Absence of Certain Changes Since the Balance Sheet Date. Except as set forth in the WinWin Disclosure Schedule, since September 30, 2005, the business and operations of WinWin have been conducted in the ordinary course consistent with past practice, and there has not been:

(i)       any declaration, setting aside or payment of any dividend or other distribution of the assets of WinWin with respect to any shares of capital stock of the WinWin or any repurchase, redemption or other acquisition by WinWin or any subsidiary of WinWin of any outstanding shares of the WinWin’s capital stock;

(ii)       any damage, destruction or loss, whether or not covered by insurance, except for such occurrences, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect on WinWin;

(iii)       any waiver by WinWin of a valuable right or of a material debt owed to it, except for such waivers, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect on WinWin;

(iv)       any material change or amendment to, or any waiver of any material right under a material contract or arrangement by which WinWin or any of its assets or properties is bound or subject;

(v)       any change by WinWin in its accounting principles, methods or practices or in the manner in which it keeps its accounting books and records, except any such change required by a change in GAAP or by the SEC; or

(vi)       any other event or condition of any character, except for such events and conditions that have not resulted, and are not expected to result, either individually or collectively, in a Material Adverse Effect on WinWin.

            (m)       Intellectual Property.

(i)       WinWin owns or possesses sufficient rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, copyrights, information and other proprietary rights and processes (collectively, “Intellectual Property”) that are necessary to conduct its businesses as currently conducted or as proposed to be conducted, free and clear of all liens, encumbrances and other adverse claims, except where the failure to own or possess such Intellectual Property free and clear of all liens, encumbrances and other adverse claims would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect on WinWin.

(ii)       WinWin has not received any written notice of, and has no knowledge of, any infringement of or conflict with rights of others with respect to any Intellectual Property used by WinWin to conduct its business as conducted or as proposed to be conducted and WinWin has no knowledge of any infringement, misappropriation or other violation of any Intellectual Property by any third party, which, in either case, either individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect on WinWin.

(iii)       WinWin neither owns nor licenses any patent rights.

(iv)       Each employee, consultant and contractor of WinWin who has had access to the Intellectual Property has executed a valid and enforceable agreement to maintain the confidentiality of such Intellectual Property and assigning all rights to WinWin to any inventions, improvements, discoveries or information relating to the business of WinWin. WinWin is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to WinWin or that would conflict with WinWin’s business.

(v)       WinWin is not subject to any “open source” or “copyleft” obligations or otherwise required to make any public disclosure or general availability of source code either used or developed by WinWin.

(n)       Registration Rights. Except for the WinWin Registration Rights Agreement, in substantially the form attached hereto as Exhibit A (the “WinWin Registration Rights Agreement”), WinWin is not currently subject to any agreement providing any person or entity any rights (including piggyback registration rights) to have any securities of WinWin registered with the SEC or registered or qualified with any other governmental authority.

(o)       Title to Property and Assets.  The properties and assets of WinWin are owned or leased by WinWin free and clear of all mortgages, deeds of trust, liens, charges, encumbrances and security interests except for (i) statutory liens for the payment of current taxes that are not yet delinquent and (ii) liens, encumbrances and security interests that arise in the ordinary course of business and do not in any material respect affect the properties and assets of WinWin. With respect to the property and assets it leases, WinWin is in compliance with such leases in all material respects.

(p)       Taxes. WinWin has filed or has valid extensions of the time to file all necessary federal, state, local and foreign income and franchise tax returns due prior to the date hereof and has paid or accrued all taxes shown as due thereon, and WinWin has no knowledge of any material tax deficiency which has been or might be asserted or threatened against it.

(q)       Insurance. WinWin maintains insurance of the types and in the amounts that are reasonable for companies conducting the business conducted and proposed to be conducted by WinWin, all of which insurance is in full force and effect.

(r)       Labor Relations. No material labor dispute exists or, to the knowledge of WinWin, is imminent with respect to any of the employees of WinWin.

(s)       Internal Accounting Controls. WinWin and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(t)       Transactions With Officers and Directors. None of the officers or directors of WinWin has entered into any transaction with WinWin or any Subsidiary that would be required to be disclosed pursuant to Item 404(a), (b) or (c) of Regulation S-K of the SEC.

(u)       Investment Company. WinWin is not now, and after the sale of the WinWin Shares under this Agreement and the application of the net proceeds from the sale of the WinWin Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(v)       Executive Officers.  To the knowledge of WinWin, no executive officer or person nominated to become an executive officer of WinWin (i) has been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding minor traffic violations) or (ii) is or has been subject to any judgment or order of, the subject of any pending civil or administrative action by the Securities and Exchange Commission or any self-regulatory organization.

            (w)       Investment Representations and Warranties.

(i)       Purchase for Own Account. WinWin represents that it is acquiring the PBT Shares solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the PBT Shares or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

(ii)       Information and Sophistication. Without lessening or obviating the representations and warranties of PBT set forth in Section 4, WinWin hereby acknowledges that it has had an opportunity to ask questions and receive answers from PBT regarding the terms and conditions of the offering of the PBT Shares and further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

(iii)       Ability to Bear Economic Risk. WinWin acknowledges that investment in the PBT Shares involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the PBT Shares for an indefinite period of time and to suffer a complete loss of its investment.

(iv)       Accredited Investor Status. WinWin is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

(v)       Restricted Securities. WinWin understands that the PBT Shares have not been registered under the Securities Act and will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the PBT Shares unless (A) pursuant to an effective registration statement under the Securities Act, (B) such holder provides PBT with an opinion of counsel, in form and substance reasonably acceptable to PBT, to the effect that a sale, assignment or transfer of the PBT Shares may be made without registration under the Securities Act and the transferee agrees to be bound by the terms and conditions of this Agreement, (C) such holder provides PBT with reasonable assurances (in the form of seller and broker representation letters) that the PBT Shares or the PBT Conversion Shares, as the case may be, can be sold pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) or (D) pursuant to Rule 144(k) promulgated under the Securities Act following the applicable holding period.

(vi)       Legends. WinWin agrees that the certificates for the PBT Shares shall bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

WinWin agrees that PBT may place stop transfer orders with its transfer agent with respect to such certificates in order to implement the restrictions on transfer set forth in this Agreement. The appropriate portion of the legend and the stop transfer orders will be removed promptly upon delivery to PBT of such satisfactory evidence as reasonably may be required by PBT that such legend or stop orders are not required to ensure compliance with the Securities Act.

4.       Representations and Warranties of PBT. PBT hereby represents and warrants to WinWin that, except as set forth in the PBT Disclosure Schedule delivered to WinWin as of the date of this Agreement:

(a)       Organization, Good Standing and Qualification. PBT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. PBT has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue and sell the PBT Shares and the shares of PBT common stock into which the PBT Shares convert (the “PBT Conversion Shares”), to carry out the provisions of this Agreement and to carry on its business as presently conducted. PBT is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on PBT or its business.

(b)       Subsidiaries. PBT does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity. PBT is not a participant in any joint venture, partnership or similar arrangement. Since its inception, PBT has not consolidated or merged with, acquired all or substantially all of the assets of, or acquired the stock of or any interest in any corporation, partnership, association, or other business entity.

            (c)       Capitalization; Voting Rights.

(i)       The authorized capital stock of PBT as of the date hereof consists of (A) 800,000,000 shares of Common Stock, par value $0.0001 per share, and (B) 2,300,000,000 shares of Preferred Stock, par value $0.00001 per share, 1,900,000,000 of which have been designated Class 1 Preferred Stock, 150,000,000 of which have been designated Series B Preferred Stock, 30,000,000 of which have been designated Series B-1 Preferred Stock, 40,000 of which have been designated Series C-1 Preferred Stock, 200,000 of which have been designated Series C-2 Preferred Stock, 200,000 of which have been designated Series C-3 Preferred Stock and 75,000,000 of which have been designated Series C Preferred Stock.

(ii)       As of the date hereof, (A) 87,604,222 shares of PBT Common Stock are issued and outstanding and 36,646,712 shares of Common Stock are reserved for issuance upon the exercise of outstanding warrants, (B) 720,123,330 shares of Class 1 Preferred Stock are issued and outstanding and 2,000,000 shares of Class 1 Preferred Stock are reserved for issuance upon the exercise of warrants, (C) 88,289,660 shares of Series B Preferred Stock are issued and outstanding and 7,563,759 shares of Series B Preferred Stock are reserved for issuance upon the exercise of outstanding warrants, (D) no shares of Series B-1 Preferred Stock are issued and outstanding, (E) 30,920,266 shares of Series C Preferred stock are issued and outstanding, (F) no shares of Series C-1 Preferred Stock are issued and outstanding, (G) no shares of Series C-2 Preferred Stock are issued and outstanding and (G) 7,000 shares of Series C-3 Preferred Stock are issued and outstanding.

(iii)       Section 4(c) of the PBT Disclosure Schedule sets forth, as of immediately prior to the Initial Closing, under PBT’s 2003 Equity Incentive Plan (the “PBT Plan”), (i) the number of shares of PBT Common Stock that have been issued and are currently outstanding pursuant to restricted stock purchase agreements and/or the exercise of options, (ii) the number of shares of Class 1 Preferred that have been issued and are currently outstanding pursuant to restricted stock purchase agreements and/or the exercise of options, (iii) the number of options to purchase shares of PBT Common Stock and Class 1 Preferred that have been granted and are currently outstanding and (iv) the number of shares of PBT Common Stock and Class 1 Preferred that remain available for future issuance to officers, directors, employees and consultants of PBT. PBT has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in PBT’s board minutes.

(iv)       Other than the shares reserved for issuance under the PBT Plan, and except as may be granted pursuant to this Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from PBT of any of its securities.

(v)       All issued and outstanding shares of PBT Common Stock and PBT Preferred Stock (A) have been duly authorized and validly issued and are fully paid and nonassessable and (B) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(vi)       The rights, preferences, privileges and restrictions of the PBT Shares are as stated in the PBT Charter. Each outstanding series of PBT Preferred Stock is convertible into PBT Common Stock on a one-for-one basis as of the date hereof and the consummation of the transactions contemplated hereunder will not result in any anti-dilution adjustment or other similar adjustment to the outstanding shares of PBT Preferred Stock. The PBT Conversion Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the PBT Charter, the PBT Shares and the PBT Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than (A) liens and encumbrances created by or imposed upon WinWin and (B) any right of first refusal set forth in PBT’s Bylaws; provided, however, that the PBT Shares and the PBT Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

(d)       Authorization; Binding Obligations. All corporate action on the part of PBT, its officers, directors and stockholders necessary for the authorization of this Agreement and the transactions contemplated by this Agreement, the performance of all obligations of PBT hereunder at the Initial Closing and the authorization, sale, issuance and delivery of the PBT Shares pursuant hereto and the PBT Conversion Shares pursuant to the PBT Charter has been taken. This Agreement, when executed and delivered, will be the valid and binding obligation of PBT enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (ii) general principles of equity that restrict the availability of equitable remedies and (iii) to the extent that the enforceability of indemnification provisions may be limited by applicable laws. The sale of the PBT Shares and the subsequent conversion of the PBT Shares into PBT Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

(e)       Financial Statements. PBT has delivered to WinWin (i) its unaudited statement of income for the year ended December 31, 2005 (the “Statement Date”), and (ii) its unaudited balance sheet as of December 31, 2005 (collectively, the “PBT Financial Statements”). The PBT Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial position of PBT as of the Statement Date in all material respects; provided, however, that the unaudited financial statements are subject to year-end audit adjustments (which are not expected to be material either individually or in the aggregate), and do not contain footnotes.

(f)       Liabilities. PBT has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities not disclosed in the PBT Financial Statements, except current liabilities incurred in the ordinary course of business subsequent to the Statement Date which have not been, either in any individual case or in the aggregate, materially adverse.

            (g)       Agreements; Action.

(i)       Except for agreements explicitly contemplated hereby and agreements between PBT and its employees with respect to the sale of PBT Common Stock and PBT Preferred Stock, there are no agreements, understandings or proposed transactions between PBT and any of its officers, directors, employees, affiliates or any affiliate thereof.

(ii)       There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which PBT is a party or to its knowledge by which it is bound that may involve (A) future obligations (contingent or otherwise) of, or payments to, PBT in excess of $100,000 (other than obligations of, or payments to, PBT arising from purchase or sale agreements entered into in the ordinary course of business), or (B) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from PBT (other than licenses by PBT of “off the shelf” or other standard products) or (C) indemnification by PBT with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase, sale or license agreements entered into in the ordinary course of business).

(iii)       PBT has not (A) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (B) incurred or guaranteed any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the PBT Financial Statements) individually in excess of $100,000 or, in the case of indebtedness and/or liabilities individually less than $100,000, in excess of $250,000 in the aggregate, (C) made any loans or advances to any person, other than ordinary advances for travel expenses, or (D) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                (iv)       For the purposes of subsections (ii) and (iii) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities PBT has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(h)       Obligations to Related Parties. There are no obligations of PBT to officers, directors, stockholders, or employees of PBT other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of PBT and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the PBT Board of Directors). No officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with PBT (other than such contracts as relate to any such person’s ownership of capital stock or other securities of PBT).

(i)       Changes. Since the Statement Date, there has not been to PBT’s knowledge:

(i)       Any change in the assets, liabilities, financial condition or operations of PBT from that reflected in the PBT Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had a material adverse effect on such assets, liabilities, financial condition or operations of PBT;

(ii)       Any resignation or termination of any officer, key employee or group of employees of PBT;

(iii)       Any material change, except in the ordinary course of business, in the contingent obligations of PBT by way of guaranty, endorsement, indemnity, warranty or otherwise;

(iv)       Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of PBT;

(v)       Any waiver by PBT of a valuable right or of a material debt owed to it;

(vi)       Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(vii)       Any labor organization activity related to PBT;

(viii)       Any sale, assignment, or exclusive license or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

(ix)       Any change in any material agreement to which PBT is a party or by which it is bound that materially and adversely affects the business, assets, liabilities, financial condition or operations of PBT;

(x)       Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition or operations of PBT; or

(xi)       Any arrangement or commitment by PBT to do any of the acts described in subsection (i) through (x) above.

(j)       Title to Properties and Assets; Liens, Etc. PBT has good and marketable title to its properties and assets and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) those resulting from taxes which have not yet become delinquent, (ii) minor liens and encumbrances that do not materially detract from the value of the property subject thereto or materially impair the operations of PBT, and (iii) those that have otherwise arisen in the ordinary course of business. PBT is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

            (k)       Intellectual Property.

(i)       PBT owns or possesses sufficient legal rights to (A) all trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes and (B) to PBT’s knowledge, all patents, in each instance as necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is PBT bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products.

(ii)       PBT has not received any communications alleging that PBT has violated or, by conducting its business as presently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

(iii)       PBT is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to PBT or that would conflict with PBT’s business as proposed to be conducted. Each employee, officer and consultant of PBT has executed a proprietary information and inventions agreement in the form(s) as delivered to WinWin. No employee, officer or consultant of PBT has excluded works or inventions made prior to his or her employment with PBT from his or her assignment of inventions pursuant to such employee, officer or consultant’s proprietary information and inventions agreement. PBT does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by PBT, except for inventions, trade secrets or proprietary information that have been assigned to PBT.

(l)       Compliance with Other Instruments. PBT is not in violation or default of any term of its charter documents, each as amended, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ other than any such violation that would not have a material adverse effect on PBT. The execution, delivery, and performance of and compliance with this Agreement and the issuance and sale of the PBT Shares pursuant hereto and of the PBT Conversion Shares pursuant to the PBT Charter, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a material default under any such document, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of PBT or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to PBT, its business or operations or any of its assets or properties. To its knowledge, PBT has avoided every condition, and has not performed any act, the occurrence of which would result in PBT’s loss of any right granted under any license, distribution agreement or other agreement required to be disclosed on the PBT Disclosure Schedule.

(m)       Litigation. There is no action, suit, proceeding or investigation pending or, to PBT’s knowledge, currently overtly threatened against PBT that questions the validity of this Agreement, or the right of PBT to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or that would reasonably be expected to result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of PBT, financially or otherwise, or any change in the current equity ownership of PBT, nor is PBT aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, actions pending or, to PBT’s knowledge, threatened in writing involving the prior employment of any of PBT’s employees, their use in connection with PBT’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. PBT is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by PBT currently pending or that PBT intends to initiate.

(n)       Tax Returns and Payments. PBT is and always has been a subchapter C corporation. PBT has filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to PBT’s knowledge all other taxes due and payable by PBT on or before the Initial Closing, have been paid or will be paid prior to the time they become delinquent. PBT has not been advised (i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. PBT has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

(o)       Employees. PBT has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to PBT’s knowledge, threatened with respect to PBT. To PBT’s knowledge, no employee of PBT, nor any consultant with whom PBT has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, PBT; and to PBT’s knowledge the continued employment by PBT of its present employees, and the performance of PBT’s contracts with its independent contractors, will not result in any such violation. PBT has not received any notice alleging that any such violation has occurred. No employee of PBT has been granted the right to continued employment by PBT or to any material compensation following termination of employment with PBT. PBT is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with PBT, nor does PBT have a present intention to terminate the employment of any officer, key employee or group of employees. There are no actions pending, or to PBT’s knowledge, threatened, by any former or current employee concerning such person’s employment by PBT.

(p)       Obligations of Management. Each officer and key employee of the PBT currently devoting substantially all of his or her business time to the conduct of the business of PBT. PBT is not aware that any officer or key employee of PBT is planning to work less than full time at PBT in the future. No officer or key employee is currently working or, to PBT’s knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

(q)       Registration Rights and Voting Rights. Except as required pursuant to the PBT Registration Rights Agreement and that certain Investor Rights Agreement, dated as of November 14, 2003, by and among PBT and the other parties thereto, PBT is presently not under any obligation, and has not granted any rights, to register any of PBT’s presently outstanding securities or any of its securities that may hereafter be issued. To PBT’s knowledge, no stockholder of PBT has entered into any agreement with respect to the voting of equity securities of PBT.

(r)       Compliance with Laws; Permits. To its knowledge, PBT is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of PBT. No United States domestic governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or the issuance of the PBT Shares or the PBT Conversion Shares, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Initial Closing, as will be filed in a timely manner. PBT has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties or financial condition of PBT and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

(s)       Environmental and Safety Laws. To its knowledge, PBT is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. No Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by PBT or, to PBT’s knowledge, by any other person or entity on any property owned, leased or used by PBT. For the purposes of the preceding sentence, “Hazardous Materials” shall mean (a) materials that are listed or otherwise defined as “hazardous” or “toxic” under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials, or (b) any petroleum products or nuclear materials.

(t)       Offering Valid. Assuming the accuracy of the representations and warranties of WinWin contained in Section 3(v), the offer, sale and issuance of the PBT Shares and the PBT Conversion Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither PBT nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the PBT Shares to any person or persons so as to bring the sale of such PBT Shares by PBT within the registration provisions of the Securities Act or any state securities laws.

(u)       Full Disclosure. PBT has provided WinWin with all information requested by WinWin in connection with its decision to purchase the PBT Shares. To PBT’s knowledge, neither this Agreement, the exhibits hereto, nor any other document delivered by PBT to WinWin or its attorneys or agents in connection herewith or therewith at the Initial Closing or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor, to PBT’s knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

(v)       Real Property Holding Corporation. PBT is not a real property holding corporation within the meaning of Code Section 897(c)(2) and any regulations promulgated thereunder.

(w)       Insurance. PBT has or will obtain promptly following the Initial Closing general commercial, product liability, fire and casualty insurance policies with coverage customary for companies similarly situated to PBT.

            (x)       Investment Representations and Warranties.

(i)       Purchase for Own Account. WinWin represents that it is acquiring the PBT Shares solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the PBT Preferred Shares or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

(ii)       Information and Sophistication. Without lessening or obviating the representations and warranties of PBT set forth in Section 4, WinWin hereby acknowledges that it has had an opportunity to ask questions and receive answers from PBT regarding the terms and conditions of the offering of the PBT Shares and further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

(iii)       Ability to Bear Economic Risk. PBT acknowledges that investment in the WinWin Shares involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the WinWin Shares for an indefinite period of time and to suffer a complete loss of its investment.

(iv)       Accredited Investor Status. PBT is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

(v)       Restricted Securities. PBT understands that the WinWin Shares have not been registered under the Securities Act and will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the WinWin Shares unless (A) pursuant to an effective registration statement under the Securities Act, (B) such holder provides WinWin with an opinion of counsel, in form and substance reasonably acceptable to WinWin, to the effect that a sale, assignment or transfer of the WinWin Shares may be made without registration under the Securities Act and the transferee agrees to be bound by the terms and conditions of this Agreement, (C) such holder provides WinWin with reasonable assurances (in the form of seller and broker representation letters) that the WinWin Shares or the Underlying WinWin Shares, as the case may be, can be sold pursuant to Rule 144 or (D) pursuant to Rule 144(k) promulgated under the Securities Act following the applicable holding period.

(vi)       Legends.

(1)       Purchased Shares and Underlying Shares. PBT agrees that the certificates for the WinWin Shares and Underlying WinWin Shares shall bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

PBT agrees that WinWin may place stop transfer orders with its transfer agent with respect to such certificates in order to implement the restrictions on transfer set forth in this Agreement. The appropriate portion of the legend and the stop transfer orders will be removed promptly upon delivery to WinWin of such satisfactory evidence as reasonably may be required by WinWin that such legend or stop orders are not required to ensure compliance with the Securities Act.

5.       No Finders or Brokers. Each of the Parties represents that, on the basis of any actions and agreements by it, there are no brokers or finders entitled to compensation in connection with the transactions contemplated hereby. WinWin hereby indemnifies PBT for any broker or finder fees or costs incurred by WinWin, and PBT hereby indemnifies WinWin for any broker or finder fees or costs incurred by PBT.

6.       Conditions to PBT’s Obligations at Each Closing. The obligations of PBT under Section 1(b) of this Agreement at each Closing are subject to the fulfillment or waiver, on or before such Closing, of each of the following conditions:

(a)       Securities Exemptions. The offer and sale of the WinWin Shares to PBT at such Closing pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

(b)       No Suspension of Trading or Listing of Common Stock. The common stock of WinWin (i) shall be designated for quotation or listed on the Over-The-Counter market and on the Pink Sheets or on any other U.S. exchange or national quotation system and (ii) shall not have been suspended from trading or quotation on either the Over-The-Counter Market or the Pink Sheets.

(c)       Good Standing Certificates. WinWin shall have delivered to PBT a certificate of the Secretary of State of the State of Delaware, dated as of a date within five days prior to the date of such Closing, with respect to the good standing of WinWin.

(d)       Secretary’s Certificate. WinWin shall have delivered to PBT a certificate of WinWin executed by WinWin’s Secretary and dated as of such Closing attaching and certifying to the accuracy and correctness of (i) the WinWin Certificate of Incorporation, (ii) the WinWin Bylaws and (iii) the resolutions adopted by WinWin’s Board of Directors in connection with the transactions contemplated by this Agreement.

(e)       Opinion of WinWin Counsel. PBT shall have received an opinion, dated as of such Closing, from Thelen Reid & Priest LLP, counsel to WinWin, in the form attached as Exhibit B.

(f)       No Statute or Rule Challenging Transaction. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization or the staff of any of the foregoing, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

(g)       Update of Disclosure Schedule. WinWin shall have delivered to PBT an updated WinWin Disclosure Schedule, dated as of the date of such Closing.

(h)       Other Actions. WinWin shall have executed such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by PBT in connection with the transactions contemplated hereby.

7.       Additional Conditions to PBT’s Obligations at the Initial Closing. The obligations of PBT under Sections 1(b) and 2(a) of this Agreement at the Initial Closing are subject to the fulfillment or waiver, on or before the Initial Closing, in addition to the conditions set forth in Section 6, of each of the following conditions:

(a)       Accuracy of Representations and Warranties. Each of the representations and warranties of WinWin contained in Section 3 shall have been true and correct in all material respects on and as of the date of this Agreement and on and as of the date of the Initial Closing with the same effect as though such representations and warranties had been made as of the Initial Closing; provided, however that, for purposes of determining the accuracy of such representations and warranties, (A) all “Material Adverse Effect” qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded and (B) any update of or modification to the WinWin Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded.

(b)       Performance. WinWin shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Initial Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

(c)       Compliance Certificate. WinWin shall have delivered to PBT a certificate signed on its behalf by its Chief Executive Officer or Chief Financial Officer certifying that the conditions specified in Sections 7(a) and 7(b) hereof have been fulfilled.

(d)       Delivery of Stock Certificates. A stock certificate registered in the name of PBT representing the Initial Closing WinWin Shares shall have been delivered to PBT.

(e)       Option Agreement. WinWin shall have executed and delivered to PBT the Investment Option Agreement in substantially the form attached hereto as Exhibit C.

(f)       Board of Directors. The authorized number of members of WinWin’s Board of Directors shall be seven (7), with at least two vacancies.

(g)       Registration Rights Agreement. WinWin shall have executed and delivered to PBT the WinWin Registration Rights Agreement.

(h)       Sales Representative Agreement. The Parties shall have entered into a sales representative agreement substantially in accordance with the terms described on Exhibit E; provided that if all other conditions to PBT's obligations at the Initial Closing (including the conditions set forth in Section 6) have been or will be met as of the proposed date of the Initial Closing, then PBT may not refuse to comply with its obligations at the Initial Closing unless PBT is able to demonstrate that it has taken commercially reasonable efforts to pursue the negotiation and execution of the sales representative agreement in the period between the date of this Agreement and the intended date of the Initial Closing.

(i)       Stockholder Approval. The Stockholders of WinWin shall have approved an amended and restated certificate of incorporation in the form attached hereto as Exhibit F (the “Restated Charter”) and the filing of the Restated Charter with the Secretary of State of the State of Delaware, and WinWin shall have made all required filings under applicable law in connection therewith, including, without limitation, the filing of a proxy or information statement under the Exchange Act.

(j)       Filing of Restated Charter. WinWin shall have caused the Restated Charter to be filed with the Secretary of State of the State of Delaware, and shall have provided evidence to PBT to that effect. The Restated Charter shall be in full effect as of the Initial Closing.

(k)       Delivery of Stock Certificates. Stock certificate(s) registered in the name of PBT representing the Initial Closing WinWin Shares shall have been delivered to PBT.

(l)       Opinion of WinWin Delaware Counsel. PBT shall have received an opinion, dated as of such Closing, from Proctor Heyman LLP, counsel to WinWin, in substantially the form attached as Exhibit H.

(m)       Approval of PBT Board of Directors. This Agreement and the transactions described herein shall have been approved by the Board of Directors of PBT (or a committee thereof that has been delegated the authority to approve such transactions) and the Board of Directors (or duly authorized committee thereof) shall have authorized the officers of PBT to perform the obligations of PBT hereunder and pursuant to such transactions.

8.       Additional Conditions to PBT’s Obligations at the Second Closing. The obligations of PBT under Sections 1(b) and 2(c) of this Agreement at the Second Closing are subject to the fulfillment or waiver, on or before the Second Closing, in addition to the conditions set forth in Section 6, of the following conditions:

(a)       Accuracy of Representations and Warranties.

(i)       Each of the representations and warranties of WinWin contained in Section 3 shall have been true and correct in all material respects on and as of the date of this Agreement; provided, however that, for purposes of determining the accuracy of such representations and warranties, (A) all “Material Adverse Effect” qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded and (B) any update of or modification to the WinWin Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded.

(ii)       The representations and warranties of WinWin contained in Section 3 shall be accurate in all respects as of the Second Closing as if made on and as of the Second Closing, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and could not reasonably be expected to have, a Material Adverse Effect on WinWin; provided, however that, for purposes of determining the accuracy of such representations and warranties, (A) all “Material Adverse Effect” qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded and (B) any update of or modification to the WinWin Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded.

(b)       Performance. WinWin shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Second Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

(c)       Compliance Certificate. WinWin shall have delivered to PBT a certificate signed on its behalf by its Chief Executive Officer or Chief Financial Officer, dated as of the Second Closing, certifying that the conditions specified in Sections 8(a) and 8(b) hereof have been fulfilled.

(d)       Delivery of Stock Certificates. Stock certificate(s) registered in the name of PBT representing the Second Closing WinWin Shares shall have been delivered to PBT.

9.       Conditions to WinWin’s Obligations at Each Closing. The obligations of WinWin to PBT under this Agreement are subject to the fulfillment or waiver, on or before each Closing, of each of the following conditions:

(a)       Securities Exemptions. The offer and sale of the WinWin Shares to PBT pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

(b)       Good Standing Certificates. PBT shall have delivered to WinWin a certificate of the Secretary of State of the State of Delaware, dated as of a date within five days prior to the date of such Closing, with respect to the good standing of PBT.

(c)       Secretary’s Certificate. PBT shall have delivered to WinWin a certificate of PBT executed by PBT’s Secretary attaching and certifying to the accuracy and correctness of (i) the PBT Certificate of Incorporation, (ii) the PBT Bylaws and (iii) the resolutions adopted by PBT’s Board of Directors in connection with the transactions contemplated by this Agreement.

(d)       Opinion of PBT Counsel. At each Closing at which PBT Shares are issued to WinWin, WinWin shall have received an opinion, dated as of the Closing, from Cooley Godward llp, counsel to PBT, in the form attached hereto as Exhibit G.

(e)       No Statute or Rule Challenging Transaction. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization or the staff of any of the foregoing, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

(f)       Update of Disclosure Schedule. At each Closing at which PBT Shares are issued to WinWin, PBT shall have delivered to WinWin an updated PBT Disclosure Schedule, dated as of the date of such Closing.

(g)       Other Actions. PBT shall have executed such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by WinWin in connection with the transactions contemplated hereby.

10.       Additional Conditions to WinWin’s Obligations at the Initial Closing. The obligations of WinWin to PBT at the Initial Closing under this Agreement are subject to the fulfillment or waiver, on or before the Initial Closing, in addition to the conditions set forth in Section 9, of each of the following conditions:

(a)       Accuracy of Representations and Warranties. Each of the representations and warranties of PBT contained in Section 4 shall have been true and correct in all material respects on and as of the date of this Agreement and on and as of the date of the Initial Closing with the same effect as though such representations and warranties had been made as of the Initial Closing; provided, however that, for purposes of determining the accuracy of such representations and warranties, (A) all “Material Adverse Effect” qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded and (B) any update of or modification to the PBT Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded.

(b)       Performance. PBT shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Initial Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

(c)       Compliance Certificate. PBT shall have delivered to WinWin a certificate dated as of the Initial Closing signed on its behalf by its Chief Executive Officer or Chief Financial Officer certifying that the conditions specified in Sections 10(a) and 10(b) hereof have been fulfilled.

(d)       Receipt of Consideration. PBT shall have delivered to WinWin a stock certificate registered in the name of WinWin representing the Initial Closing PBT Shares.

(e)       Registration Rights Agreement. PBT shall have executed and delivered to WinWin the WinWin Registration Rights Agreement.

(f)       Addition to PBT Registration Rights Agreement. PBT shall have provided a counterpart signature page to the PBT Amended and Restated Registration Rights Agreement dated as of January 6, 2006, as in effect as of immediately prior to the Initial Closing, which, upon execution by WinWin, shall be sufficient to afford to WinWin all rights associated with being an “Investor” thereunder.

(g)       Allonge. PBT shall have delivered to WinWin an allonge that extends the maturity date of the Note to a date that is sixty (60) days from the date of this Agreement.

(h)       Stockholder Approval. The Stockholders of WinWin shall have approved an amended and restated certificate of incorporation in the form attached hereto as Exhibit F (the “Restated Charter”) and the filing of the Restated Charter with the Secretary of State of the State of Delaware, and WinWin shall have made all required filings under applicable law in connection therewith, including, without limitation, the filing of a proxy or information statement under the Exchange Act.

(i)       Filing of Restated Charter. WinWin shall have caused the Restated Charter to be filed with the Secretary of State of the State of Delaware. The Restated Charter shall be in full effect as of the Initial Closing.

(j)       Sales Representative Agreement. The Parties shall have entered into a sales representative agreement substantially in accordance with the terms described on Exhibit E; provided that if all other conditions to WinWin's obligations at the Initial Closing (including the conditions set forth in Section 9) have been or will be met as of the proposed date of the Initial Closing, then WinWin may not refuse to comply with its obligations at the Initial Closing unless WinWin is able to demonstrate that it has taken commercially reasonable efforts to pursue the negotiation and execution of the sales representative agreement in the period between the date of this Agreement and the intended date of the Initial Closing.

11.       Additional Conditions to WinWin’s Obligations at The Second Closing. The obligations of WinWin to PBT under this Agreement at the Second Closing are subject to the fulfillment or waiver, on or before the Second Closing, in addition to the conditions set forth in Section 9, of the following conditions:

(a)       Accuracy of Representations and Warranties.

(i)       If PBT is issuing PBT Shares at the Second Closing, each of the representations and warranties of PBT contained in Section 4 shall have been true and correct in all material respects on and as of the date of this Agreement; provided, however that, for purposes of determining the accuracy of such representations and warranties, (A) all “Material Adverse Effect” qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded and (B) any update of or modification to the PBT Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded.

(ii)       If PBT is issuing PBT Shares at the Second Closing, the representations and warranties of PBT contained in Section 4 shall be accurate in all respects as of the Second Closing as if made on and as of the Second Closing, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and could not reasonably be expected to have, a Material Adverse Effect on PBT; provided, however that, for purposes of determining the accuracy of such representations and warranties, (A) all “Material Adverse Effect” qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded and (B) any update of or modification to the PBT Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded.

(b)       Performance. PBT shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Second Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

(c)       Compliance Certificate. PBT shall have delivered to WinWin a certificate, dated as of the Second Closing, signed on its behalf by its Chief Executive Officer or Chief Financial Officer certifying that the conditions specified in Sections 11(a) and 11(b) hereof have been fulfilled.

(d)       Receipt of Consideration. PBT shall have delivered to WinWin the original Note, marked cancelled and initialed by an officer of PBT, and a stock certificate registered in the name of WinWin representing the Second Closing PBT Shares, if any.

12.       Covenants.

(a)       Securities Law Filings. The Parties shall file in a timely manner all securities filings required to be filed in connection with the issuances of securities as contemplated by this Agreement, including the filing by each Party of Forms D relating to the sale of the WinWin Shares and the PBT Shares under this Agreement, pursuant to Regulation D promulgated under the Securities Act.

            (b)       WinWin Stockholders Meeting.

(i)       As promptly as practicable after the date of this Agreement, WinWin shall prepare and cause to be filed with the SEC a preliminary proxy or information statement relating to the WinWin Stockholders’ Meeting (as defined below) and shall use all commercially reasonable efforts to cause the proxy or information statement to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff, to file a definitive proxy or information statement (the “Proxy Statement”) and to cause the Proxy Statement to be mailed to WinWin’s stockholders as promptly as practicable.

(ii)       WinWin shall take all action necessary to call, give notice of and hold a meeting of the WinWin stockholders to vote on a proposal to approve and adopt the Restated Charter (the “WinWin Stockholders’ Meeting”). The WinWin Stockholders’ Meeting shall be held (on a date selected by WinWin in consultation with PBT) as promptly as practicable following the date of this Agreement. WinWin shall ensure that any proxies solicited in connection with the WinWin Stockholders’ Meeting are solicited in compliance with all applicable legal requirements.

(iii)       the Proxy Statement shall include a statement to the effect that the WinWin Board of Directors recommends that the WinWin stockholders vote to adopt the Restated Charter at the WinWin Stockholders’ Meeting, including the unanimous recommendation of the disinterested members of the WinWin Board of Directors. Such recommendation shall not be withdrawn or modified, and no resolution of the WinWin Board of Directors or any committee thereof to withdraw or modify such recommendation shall be adopted or proposed.

(c)       Board of Directors.  Promptly upon the written request of PBT, WinWin shall use its best efforts to cause WinWin’s Board of Directors to nominate the directors designated for election, if any, by the holders of the Series A Preferred Stock (the “PBT Representatives”) for election or re-election at each meeting of WinWin’s stockholders at which the composition of WinWin’s Board of Directors is subject to a proposal. During any such time that the holders of Series A Preferred Stock have the right to elect any PBT Representative(s) to the WinWin Board of Directors, but have not elected such PBT Representative(s) to the WinWin Board of Directors, WinWin will maintain sufficient authorized but vacant seats on its Board of Directors to permit the election of such PBT Representative(s).

(d)       No Impairment. WinWin shall not, and shall cause its stockholders not to, take any action to impair the Purchase Option or PBT’s rights under the WinWin Restated Charter, including PBT’s ability to exercise the Purchase Option in full such that, following full exercise of the Purchase Right pursuant to the terms of the Restated Charter, no shares of the capital stock of WinWin would be outstanding and not owned beneficially and of record by PBT.

            (e)       Access; Provision of Information.

(i)       Each Party shall permit representatives of the other Party to have reasonable access at reasonable times and upon reasonable advance written notice, to senior management of the Party, its accountants, records (including tax and financial records), contracts and other documents of or pertaining to the Party.

(ii)       From and after the Initial Closing, PBT shall promptly provide WinWin with information of the type that, in PBT’s reasonable judgment upon consultation with counsel, would be required to be disclosed by WinWin under Form 8-K as a result of WinWin’s ownership interest in the PBT Shares.

(iii)       WinWin will provide PBT, on a monthly basis, with all financial information that PBT requires in order to meet its financial reporting obligations (to investors, regulatory authorities and otherwise) on a timely basis (the “WinWin Financial Reporting Covenant”). If WinWin breaches the WinWin Financial Reporting Covenant, PBT can obtain reimbursement from WinWin for direct and indirect costs and other damages incurred in connection with or relating to the untimely delivery of PBT financials resulting from such breach, including reimbursement of legal fees incurred by or reimbursable by PBT, and PBT may exercise any and all other remedies available under applicable law.

(f)       Additional WinWin Financial Covenants. WinWin will comply with SOX and all applicable rules and standards promulgated under SOX. To the extent that, at any time, WinWin or its accountants determines that WinWin has material weaknesses in its internal controls over financial reporting (as such terms are defined in SOX, together with the rules and standards promulgated by the SEC relating to SOX), WinWin will promptly provide notice of such determination to PBT and, upon the written request of PBT, will remediate such material weakness within three months of such determination, provided that either (i) WinWin has Available Funds (as defined below) or (ii) PBT agrees to reimburse the reasonable, documented costs of such remediation over and above the sum of (A) the Available Funds and (B) any amounts allocated for any applicable tasks in the budget most recently approved by WinWin’s board of directors. PBT will be entitled to approve in advance any expenses requested to be reimbursed by PBT hereunder. For purposes of this Section 12(f) "Available Funds" means, as of the date of PBT’s written request, the cash and cash equivalents held by WinWin that is in excess of the greater of (1) an amount equal to the cash used in WinWin’s operations during the most recent quarter for which WinWin has filed financial results with the SEC multiplied by 3 and (2) $2,000,000.

(g)       Cooperative Activities.

(i)       Selling Support. During the period from the date of this Agreement through at least December 31, 2006 (the “Cooperation Term”), WinWin shall provide PBT with a reasonable amount of selling support to assist in driving PBT’s biometric authentication and payment solutions into the Chinese Video Lottery Terminal (“VLT”) solution that is being prepared for rollout across China. This support shall include, among other things (and in compliance with all applicable legal requirements), both the direct promotion of PBT’s solutions to key government officials and other decision makers/influencers and the arrangement of key meetings between these individuals/groups and PBT employees.

(ii)       Access. During the Cooperation Term, in compliance with all applicable legal requirements, WinWin shall provide PBT with access to all senior Chinese government officials with current WinWin relationships for the purpose of promoting PBT solutions into other applications beyond VLTs.

(iii)       Attorney Support. During the Cooperation Term, in compliance with all applicable legal requirements, WinWin shall provide PBT with the support of WinWin’s Chinese/American VP/attorney for the purpose of making introductions and helping provide tactical and strategic guidance to PBT in connection with its entry into China.

(iv)       Physical and Logistical Support. During the Cooperation Term, in compliance with all applicable legal requirements, WinWin shall provide PBT with physical and logistical support for PBT’s entry into China, including providing access to WinWin’s distribution channels and making available without charge a limited amount of office space in Shanghai.

(v)       Identification of Mutual Opportunities. During the Cooperation Term, each of WinWin and PBT shall use commercially reasonable efforts to identify and exploit opportunities for the benefit of both parties. The senior executive officers of each Party shall meet, whether telephonically or in person, on at least a monthly basis to discuss any such identified opportunities and the best means of exploiting such opportunities.

(vi)       PBT Support. During the Cooperation Term and upon the written request of WinWin, PBT shall provide WinWin with reasonable support and assistance in promotional consideration and exposure of WinWin products, services and technologies. In addition, PBT shall provide WinWin with reasonable support and assistance in identifying sources of equity and debt financing and strategic partners and in assisting WinWin to obtain financing from such sources.

(vii)       China Agent. The Parties will negotiate in good faith to enter into a sales representative agreement pursuant to which PBT would appoint WinWin as an agent in China for the distribution and licensing of PBT’s technology in accordance with the terms of the non-binding term sheet attached hereto as Exhibit H.

(h)       Confidentiality. Neither Party shall issue, or permit any of its Subsidiaries or any Representative of itself or any Subsidiary to issue, any press releases or any other public statements with respect to the transactions contemplated by this Agreement; provided, however, that either Party shall be entitled, without the prior written approval of the other Party, to make any public disclosure with respect to such transactions to the extent that (i) such Party shall have provided the other Party with at least one business day to review any such proposed press release or public statement and consulted with the other before issuing such press release or public statement, and (ii) such Party shall have been advised in writing by its outside legal counsel that such disclosure, including any specific disclosure to which the other Party has objected, is required by applicable law or regulations. The Parties acknowledge that the provisions of the letter agreement between the Parties dated as of January 24 2005 regarding the non-disclosure and non-use of confidential information (the “Confidentiality Agreement”) shall remain in force.

(i)       Special Meeting of the PBT Board of Directors. PBT shall, within 15 days of the date of this Agreement, cause a special meeting of the Board of Directors (or duly authorized committee thereof) to be called for the purpose of considering the approval and authorization referred to in Section 7(n).

            (j)       Negative Pledge.

(i)       WinWin covenants and agrees that, beginning on the date of this Agreement and until the date following an initial public offering of PBT common stock on which any lockup or market standoff restrictions applicable to the PBT Shares expire:

(1)       WinWin shall not directly or indirectly sell, assign, transfer or pledge, or otherwise take any action that could lead directly or indirectly to the creation of any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, adverse claim, proxy, option, right of first refusal, preemptive right, community property interest, legend or restriction of any nature (including any restriction on the voting or transfer of any security and any restriction on the receipt of any dividend or other payment receivable by the owner of any security, but excluding any restriction imposed under applicable securities laws) on any of WinWin’s rights in or to any of the PBT Shares or any unpaid dividends or other distributions or payments with respect to any of the PBT Shares;

(2)       WinWin shall maintain, preserve and defend the title to the PBT Shares against the claim of any other person or entity;

(3)       Each stock certificate and other instrument representing or evidencing the PBT Shares shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS SET FORTH IN THAT CERTAIN AMENDED AND RESTATED JOINT VENTURE AGREEMENT DATED AS OF APRIL 14, 2006, BY AND BETWEEN SOLIDUS NETWORKS, INC. AND WINWIN GAMING, INC. AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR ASSIGNED IN ANY MANNER.

(ii)       Immediately following the date following an initial public offering of PBT common stock on which any lockup or market standoff restrictions applicable to the PBT Shares expire, PBT shall, at WinWin’s request and following receipt of the stock certificates and other instruments representing or evidencing the PBT Shares, issue a replacement stock certificate without the legend referred to in Section 12(j)(i)(3).

13.       Termination. This Agreement shall terminate upon the mutual agreement of the Parties. In any event, either Party may terminate this Agreement on or after September 30, 2006 if the Initial Closing has not occurred prior to such date and such failure to close was not due to the failure of the Party electing to terminate the Agreement to perform an obligation or satisfy a condition to the Initial Closing.

14.       Indemnification, Etc.

(a)       Definitions. For purposes of this Section 14, the following capitalized terms shall have the following meanings:

(i)       A “Claim Notice” relating to a particular representation or warranty shall be deemed to have been given if any Indemnitee, acting in good faith, delivers to the Party making the representation or warranty a written notice stating that such Indemnitee believes that there is or has been an inaccuracy in such representation or warranty and containing (A) a brief description of the specific facts supporting such Indemnitee’s good faith belief that there is or has been such an inaccuracy and (B) a non-binding, preliminary estimate of the aggregate dollar amount of the Damages that have arisen and may arise as a direct or indirect result of such inaccuracy.

(ii)       “Damages” shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

(iii)       “Governmental Body” shall mean any: (A) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (B) federal, state, local, municipal, foreign or other government; (C) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal); (D) multi-national organization or body; or (E) individual, entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

(iv)       “Indemnitees” shall mean,

(A)       with respect to WinWin, the following Persons: (I) PBT; (II) PBT’s affiliates; (III) the respective Representatives of the Persons referred to in clauses “(I)” and “(II)” above; and (IV) the respective successors and assigns of the Persons referred to in clauses “(I),” “(II)” and “(III)” above (collectively, the “WinWin Indemnitees”); and

(B)       with respect to PBT, the following Persons: (I) WinWin; (II) WinWin’s affiliates; (III) the respective Representatives of the Persons referred to in clauses “(I)” and “(II)” above; and (IV) the respective successors and assigns of the Persons referred to in clauses “(I),” “(II)” and “(III)” above (collectively, the “PBT Indemnitees”).

(v)       “Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard by or before, or that otherwise has involved or may involve, any Governmental Body or self regulatory agency or any arbitrator or arbitration panel.

(vi)       “Liability” shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

(vii)       “Person” shall mean any (A) individual, (B) Governmental Body or (C) corporation, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company, firm or other enterprise, association, organization or entity.

(viii)       “Representatives” shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

(b)       Survival of Representations and Warranties.  The representations and warranties set forth in Sections 3 and 4 shall expire one year following the Closing at which such representations and warranties are made; provided, however, that if a Claim Notice relating to any representation or warranty set forth in Section 3 or Section 4 is given on or prior to the date one year after the Closing Date to the Party making the representation or warranty, then, notwithstanding anything to the contrary contained in this Section 14(b), such representation or warranty shall not expire, but rather shall remain in full force and effect until such time as each and every claim that is based directly or indirectly upon, or that relates directly or indirectly to, any inaccuracy or alleged inaccuracy in such representation or warranty has been fully and finally resolved. The representations and warranties set forth in Sections 3 and 4 and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished or made available to, or any investigation made by or any knowledge of, any of the Indemnitees or any of their Representatives.

(c)       Indemnification by WinWin. WinWin shall hold harmless and indemnify each of the WinWin Indemnitees from and against, and shall compensate and reimburse each of the WinWin Indemnitees for, any Damages that are directly or indirectly suffered or incurred by any of the WinWin Indemnitees or to which any of the WinWin Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

(i)       any inaccuracy in any representation or warranty made by WinWin in this Agreement as of the date of this Agreement (without giving effect to any qualification as to materiality or any similar qualification contained in such representation or warranty, and without giving effect to any update to the WinWin Disclosure Schedule);

(ii)       any inaccuracy in any representation or warranty made by WinWin in this Agreement as if such representation and warranty had been made on and as of each Closing (without giving effect to any qualification as to materiality or any similar qualification contained in such representation or warranty, and without giving effect to any update to the WinWin Disclosure Schedule); and

(iii)       any Legal Proceeding relating directly or indirectly to any actual or alleged inaccuracy, breach, Liability or matter of the type referred to in clause “(i)” or “(ii)” above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 14).

(d)       Indemnification by PBT. PBT shall hold harmless and indemnify each of the PBT Indemnitees from and against, and shall compensate and reimburse each of the PBT Indemnitees for, any Damages that are directly or indirectly suffered or incurred by any of the PBT Indemnitees or to which any of the PBT Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

(i)       any inaccuracy in any representation or warranty made by PBT in this Agreement as of the date of this Agreement (without giving effect to any qualification as to materiality or any similar qualification contained in such representation or warranty, and without giving effect to any update to the PBT Disclosure Schedule);

(ii)       any inaccuracy in any representation or warranty made by PBT in this Agreement as if such representation and warranty had been made on and as of each Closing (without giving effect to any qualification as to materiality or any similar qualification contained in such representation or warranty, and without giving effect to any update to the PBT Disclosure Schedule); and

(iii)       any Legal Proceeding relating directly or indirectly to any actual or alleged inaccuracy, breach, Liability or matter of the type referred to in clause “(i)” or “(ii)” above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 14).

(e)       Satisfaction of Indemnification Claims.

(i)       PBT shall have the right to claw back, and WinWin shall forever forfeit, that number of PBT Shares issued to WinWin, at a deemed value per share of $5.00 (as adjusted for stock splits, stock dividends, stock combinations and similar events, the “PBT Share Deemed Value”)) that are sufficient to reimburse PBT and its affiliates and Representatives for all Damages incurred, set forth in a Claim Notice and not disputed within ten business days of delivering to WinWin the notice that details such Damages, in satisfaction of WinWin’s indemnification obligations under Section 14(c). The claw back and forfeiture of such PBT Shares shall operate for all purposes as a complete discharge of PBT’s obligation to make any payment, provide any benefit or afford any right to WinWin to the extent such payment, benefit or right would be owing as a result of WinWin’s ownership of the PBT Shares that were clawed back and forfeited.

(ii)       WinWin shall have the right to claw back, and PBT shall forever forfeit, that number of WinWin Shares issued to PBT, at a deemed value per share of $7.91 (or $0.791 per Underlying WinWin Share) (as adjusted for stock splits, stock dividends, stock combinations and similar events, the “WinWin Share Deemed Value”) that are sufficient to reimburse WinWin and its affiliates and Representatives for all Damages incurred, set forth in a Claim Notice and not disputed within ten business days of delivering the notice that details such Damages to PBT, in satisfaction of PBT’s indemnification obligations under Section 14(d). The claw back and forfeiture of such WinWin Shares shall operate for all purposes as a complete discharge of WinWin’s obligation to make any payment, provide any benefit or afford any right to PBT to the extent such payment, benefit or right would be owing as a result of PBT’s ownership of the WinWin Shares that were clawed back and forfeited.

(f)       Threshold; Ceiling.

(i)       PBT shall not have the right to claw back any PBT Shares pursuant to Section 14(e) for any inaccuracy in any of WinWin’s representations and warranties set forth in Section 3 until such time as the total amount of all Damages (including the Damages arising from such inaccuracy and all other Damages arising from any other inaccuracies in any WinWin representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the WinWin Indemnitees, or to which any one or more of the WinWin Indemnitees has or have otherwise become subject, exceeds $50,000 in the aggregate. (If the total amount of such Damages exceeds $50,000, then the WinWin Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for all such Damages.)

(ii)       WinWin shall not have the right to claw back any WinWin Shares pursuant to Section 14(e) for any inaccuracy in any of PBT’s representations and warranties set forth in Section 4 until such time as the total amount of all Damages (including the Damages arising from such inaccuracy and all other Damages arising from any other inaccuracies in any PBT representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the PBT Indemnitees, or to which any one or more of the PBT Indemnitees has or have otherwise become subject, exceeds $50,000 in the aggregate. (If the total amount of such Damages exceeds $50,000, then the PBT Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for all such Damages.)

(iii)       The maximum liability of WinWin under Section 14 for inaccuracies of WinWin’s representations and warranties set forth in Section 3 shall be equal to the aggregate WinWin Share Deemed Value of the WinWin Shares issued to PBT under this Agreement. The maximum liability of PBT under Section 14 for inaccuracies of PBT’s representations and warranties set forth in Section 4 shall be equal to the aggregate PBT Share Deemed Value of the PBT Shares issued to WinWin pursuant to this Agreement.

(iv)       The limitations set forth in this Section (f) shall not apply to Losses caused by fraud.

(g)       Exclusivity of Indemnification Remedies. The right to indemnification provided in this Section 14 is the exclusive remedy for inaccuracies in the representations and warranties set forth in Sections 3 and 4.

            (h)       Defense of Third Party Claims.

(i)       In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against PBT, against any other Indemnitee or against any other Person) with respect to which WinWin may become obligated to indemnify, hold harmless, compensate or reimburse any WinWin Indemnitee pursuant to this Section 14: (A) PBT shall have the right to control the defense of such claim or Legal Proceeding; (B) all expenses relating to the defense of such claim or Legal Proceeding (whether or not incurred by PBT) shall be borne and paid exclusively by WinWin; (C) WinWin shall make available to PBT any documents and materials in the possession or control of WinWin or its Representatives that may be necessary to the defense of such claim or Legal Proceeding; and (D) PBT shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of WinWin, which shall not be unreasonably withheld, delayed or conditioned.

(ii)       In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against PBT, against any other Indemnitee or against any other Person) with respect to which PBT may become obligated to indemnify, hold harmless, compensate or reimburse any PBT Indemnitee pursuant to this Section 14: (A) PBT shall have the right to control the defense of such claim or Legal Proceeding; (B) all expenses incurred by PBT relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively by PBT; (C) WinWin shall make available to PBT any documents and materials in the possession or control of WinWin or its Representatives that may be necessary to the defense of such claim or Legal Proceeding; and (D) PBT shall have the right to settle, adjust or compromise such claim or Legal Proceeding without the consent of WinWin.

(i)       Exercise of Remedies by Indemnitees other than the Parties. No Indemnitee (other than the Parties or any successors thereto or assigns thereof) shall be permitted to assert any indemnification claim unless the Party to which Indemnitee is related (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim.

15.       Miscellaneous.

(a)       Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Neither Party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Party.

(b)       Governing Law. This Agreement will be governed by and construed and enforced under the internal laws of the State of California, without reference to principles of conflict of laws or choice of laws.

(c)       Dispute Resolution. Any unresolved controversy or claim arising out of or relating to this Agreement, except as (i) otherwise provided in this Agreement, or (ii) any such controversies or claims arising out of either party’s intellectual property rights for which a provisional remedy or equitable relief is sought, shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within 30 days after names of potential arbitrators have been proposed by the American Arbitration Association (the “AAA”), then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by the AAA. The arbitration shall take place in San Francisco, California, in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (A) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (B) depositions of all party witnesses and (C) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the California Code of Civil Procedure, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the Northern District of California or any court of the State of California having subject matter jurisdiction.

(d)       Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(e)       Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules will, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by reference.

(f)       Notices. Any notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered (i) personally by hand or by courier, (ii) mailed by United States first-class mail, postage prepaid or (iii) sent by facsimile, to a Party’s address or facsimile number as follows:

if to WinWin:	WinWin Gaming, Inc.

8687 West Sahara, Suite 201
Las Vegas, NV 89117
Tel: (702) 212-4530
Fax: (702) 212-4553
Attention: Patrick Rogers

with a copy to:
Thelen Reid & Priest LLP
701 Eighth Street, N.W.
Washington, D.C. 20001
Tel: 202.508.4281
Fax: 202.654.1804
Attention: Louis A. Bevilacqua

if to PBT:	Solidus Networks, Inc.

101 Second Street, Suite 1100
San Francisco, California 94105
Tel: (415) 281-2200
Fax: (415) 281-2202
Attention: Gus Spanos

with a copy to:
Cooley Godward LLP
101 California Street, 5th Floor
San Francisco, CA 94111
Tel: (415) 693-2000
Fax: (415) 693-2222
Attention: Kenneth L. Guernsey
,
or at such other address or facsimile number as a Party may designate by giving at least ten days’ advance written notice to the other Party. All such notices and other communications shall be deemed given upon (I) receipt or refusal of receipt, if delivered personally, (II) three days after being placed in the mail, if mailed, or (III) confirmation of facsimile transfer, if faxed.

(g)       Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the Parties.

(h)       Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

(i)       Entire Agreement. This Agreement, together with all exhibits and schedules hereto and the Confidentiality Letter, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

(j)       Further Assurances. From and after the date of this Agreement, upon the request of a Party, the other Party will execute and deliver such instruments, documents or other writings, and take such other actions, as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

(k)       Meanings. Whenever in this Agreement the word “include” or “including” is used, it shall be deemed to mean “include, without limitation” or “including, without limitation,” as the case may be, and the language following “include” or “including” shall not be deemed to set forth an exhaustive list. All references to “dollars” or “$” shall be deemed to mean United States dollars.

(l)       Fees, Costs and Expenses. Except as otherwise provided for in this Agreement, all fees, costs and expenses (including attorneys’ fees and expenses) incurred by any party hereto in connection with the preparation, negotiation and execution of this Agreement and the exhibits and schedules hereto and the consummation of the transactions contemplated hereby and thereby (including the costs associated with any filings with, or compliance with any of the requirements of any governmental authorities), shall be the sole and exclusive responsibility of such party.

(m)       Stock Splits, Dividends and other Similar Events. The provisions of this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend, reorganization or other similar event that may occur with respect to either Party after the date hereof.

(n)       Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Party will be entitled to specific performance under this Agreement. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

[Signature page follows]

The parties hereto have executed this Agreement as of the date and year first above written.

WinWin Gaming, Inc.

By:	/s/ Patrick Rogers
Patrick Rogers President and Chief Executive Officer

Solidus Networks, Inc.

By:	/s/ Brian Miller
Brian Miller Executive Vice President

Exhibits
Exhibit A	WinWin Registration Rights Agreement

Exhibit B	Form of Opinion of WinWin Counsel

Exhibit C	Investment Option Agreement

Exhibit D	Form of Voting Agreement

Exhibit E	China Sales Representative Term Sheet

Exhibit F	Restated Charter

Exhibit G	Form of Opinion of PBT Counsel

Exhibit H	Form of Opinion of WinWin Delaware Counsel

Exhibit A

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT is made as of April __, 2006, by and between WINWIN GAMING, INC., a Delaware corporation (together with any successor thereto, the “Company”), and SOLIDUS NETWORKS, INC., dba PayByTouch Solutions, a Delaware corporation (“PBT”).

BACKGROUND

The Company and PBT are simultaneously entering into an Amended and Restated Joint Venture Agreement, dated as of the date hereof (as amended, restated, supplement or otherwise modified from time to time, the “JV Agreement”), pursuant to which, among other things, PBT has agreed to purchase shares of the Company’s Series A Convertible Preferred Stock, US$0.01 par value per share (the “Series A Preferred Stock”);

The Company and PBT desire to provide for certain arrangements with respect to the registration of shares of capital stock of the Company under the Securities Act (as defined herein).

The execution and delivery of this Agreement is a condition precedent to the transaction contemplated by the JV Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Certain Definitions. Capitalized terms used in this Agreement and not otherwise defined shall have the following respective meanings:

“Agreement” shall mean this Registration Rights Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Commission” shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act and the Exchange Act.

“Common Stock” shall mean the Company’s Common Stock, US$0.01 par value per share, and any other common equity securities now or hereafter issued by the Company, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or in replacement of or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“New Securities” shall mean equity securities of the Company, whether now authorized or not, or rights, options, or warrants to purchase said equity securities, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for said equity securities.

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Preferred Stock” shall mean the Company’s Series A Preferred Stock.

“Registrable Securities” shall mean (a) the shares of Common Stock issued or issuable upon conversion of any Preferred Stock, (b) any other shares of Common Stock issued or issuable pursuant to the JV Agreement or any option granted pursuant thereto, and (c) any additional shares of Common Stock issued or distributed by way of a dividend, stock split or other distribution in respect of any share of Preferred Stock or any share of Common Stock into which any share of Preferred Stock was converted, or acquired by way of any rights offering or similar offering made in respect thereof; provided, however, that notwithstanding anything to the contrary contained herein, “Registrable Securities” shall not at any time include any securities (i) registered and sold pursuant to the Securities Act, or (ii) sold pursuant to Rule 144 promulgated under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

2.       Registrations.

(a)       Demand Registration.

(i)       If the Company shall be requested in writing by Holders of a majority of the Registrable Securities to file a registration statement for Registrable Securities having an aggregate offering price to the public of not less than US$15,000,000 under the Securities Act (a “Demand Notice”) in accordance with this Section 2(a), then the Company shall use best efforts to effect such a registration statement. Upon receipt of a Demand Notice, the Company shall, within 10 days, give written notice of such proposed registration to all Holders and shall offer to include in such proposed registration any Registrable Securities requested to be included in such proposed registration by such Holders who respond in writing to the Company’s notice within 30 days after delivery of such notice (which response shall specify the number of Registrable Securities proposed to be included in such registration). The Company shall promptly use best efforts to effect such registration as soon as practicable on an appropriate form, including Form S-2 or S-3, if available, under the Securities Act of the Registrable Securities which the Company has been so requested to register; provided, however, that the Company shall not be obligated to effect any registration under the Securities Act in the following circumstances:
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(A)       after the Company has already filed two registration statements initiated by the Holders of Registrable Securities pursuant to this Section 2(a); or

(B)       during any period in which any other registration statement (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) pursuant to which Registrable Securities are to be or were sold has been filed and not withdrawn or has been declared effective within the prior 90 days.

(ii)       If the Holders requesting to be included in a registration pursuant to this Section 2(a) so elect, the offering of such Registrable Securities pursuant to such registration shall be in the form of an underwritten offering. The Holders of a majority of the Registrable Securities requested to be included in such registration shall select one or more nationally recognized firms of investment bankers reasonably acceptable to the Company to act as the lead managing underwriter or underwriters in connection with such offering and shall select any additional investment bankers and managers to be used in connection with the offering, which shall also be reasonably acceptable to the Company.

(iii)       With respect to any registration pursuant to this Section 2(a), the Company may include in such registration any Common Stock; provided, however, that if the managing underwriter advises the Company that the inclusion of all Registrable Securities and Common Stock requested to be included by the Company in such registration would interfere with the successful marketing (including pricing) of all such securities, then the number of Registrable Securities and Common Stock proposed to be included in such registration shall be included in the following order:

(A)       first, the Registrable Securities shall be included, pro rata among the participating Holders based upon the number of Registrable Securities held by such Holders at the time of such registration; and

(B)       second, Common Stock requested to be included by the Company.

(iv)       At any time before the registration statement covering Registrable Securities becomes effective, Holders of a majority of the Registrable Securities requested to be included in such registration may request the Company to withdraw or not to file the registration statement. In that event, if such request of withdrawal shall have been caused by, or made in response to, a material adverse effect or change in the Company’s financial condition, operations, business or prospects, such Holders of Registrable Securities shall not be deemed to have used one of their demand registration rights under this Section 2(a).
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(b)       Registrations on Form S-3. Notwithstanding anything contained in Section 2 to the contrary, at such time as the Company shall have qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto, Holders of Registrable Securities shall have the right to request in writing up to two registrations on Form S-3 or any such successor forms of Registrable Securities, which request or requests shall (i) specify the number of Registrable Securities intended to be sold or disposed of and the Holders thereof, (ii) state the intended method of disposition of such Registrable Securities, and (iii) relate to Registrable Securities having an anticipated aggregate offering price of at least US$5,000,000. A requested registration on Form S-3 or any such successor forms in compliance with this Section 2(b) shall not count as a demand registration pursuant to Section 2(a), but shall otherwise be treated as a registration initiated pursuant to and shall, except as otherwise expressly provided in this Section 2(b), be subject to Section 2(a).

(c)       Piggyback Registration. If, at any time or times the Company shall seek to register any shares of its Common Stock under the Securities Act for sale to the public for its own account or on the account of others (except with respect to registration statements on Form S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public), the Company will promptly give written notice thereof to all Holders. If within [ten (10)] business days after their receipt of such notice one or more Holders request in writing the inclusion of some or all of the Registrable Securities owned by them in such registration, the Company will use best efforts to effect the registration under the Securities Act of such Registrable Securities. In the case of the registration of shares of capital stock by the Company in connection with any underwritten public offering, if the principal underwriter determines that the number of Registrable Securities to be offered must be limited, the Company shall not be required to register Registrable Securities of the Holders in excess of the amount, if any, of shares of the capital stock which the principal underwriter of such underwritten offering shall reasonably and in good faith agree to include in such offering in addition to any amount to be registered for the account of the Company; provided, however, that in no event shall the Registrable Securities to be included by PBT or its designee be reduced to below 25% of the total amount of securities included in the registration.

(d)       Obligations Subject to Existing Obligations. Notwithstanding anything contained in Section 2 to the contrary, the Company’s obligations under this Section 2 shall be subject to its obligations pursuant to Section 4(k) of the Securities Purchase Agreement by and between the Company and Van Wagoner Private Opportunities Fund dated as of February 25, 2005 (the “Existing Obligations”). The Company will not increase, extend or otherwise amend any of the Existing Obligations without the prior written consent of the Holders of a majority of the then outstanding Registrable Securities, and will promptly notify the Holders of the expiration of the Existing Obligations.

3.       Further Obligations of the Company. Whenever the Company is required hereunder to register any Registrable Securities, it agrees that it shall also do the following:

(a)       Pay all expenses of such registrations and offerings in connection with any registrations pursuant to Section 2 hereof; provided, however, that the Company shall have no obligation to pay or otherwise bear any portion of the underwriters’ commissions or discounts attributable to the Registrable Securities being offered and sold by the Holders or the fees and expenses of any counsel for the selling Holders in connection with the registration of the Registrable Securities;
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(b)       Use its best efforts to diligently prepare and file with the Commission a registration statement and such amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective until the Holder or Holders have completed the distribution described in the registration statement relating thereto (but for no more than one hundred eighty (180) days or such lesser period until all such Registrable Securities are sold) and to comply with the provisions of the Securities Act with respect to the sale of securities covered by said registration statement for such period; provided, however, that (i) such 180-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such 180-day period shall be extended for up to an additional 120 days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(c)       Furnish to each selling Holder such copies of each preliminary and final prospectus as such Holder may reasonably request to facilitate the public offering of its Registrable Securities;

(d)       Enter into and perform its obligations under any reasonable underwriting agreement required by the proposed underwriter, if any, in such form and containing such terms as are customary;

(e)       Use its best efforts to register or qualify the securities covered by said registration statement under the securities or “blue sky” laws of such jurisdictions as any selling Holder may reasonably request provided the Company shall not be required to qualify to do business or file a general consent to service of process in connection therewith;

(f)       Immediately notify each selling Holder, at any time when a prospectus relating to his, her or its Registrable Securities is required to be delivered under the Securities Act, of the happening of any event (other than an event relating to a Holder or a plan of distribution delivered by a Holder) as a result of which such prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, to the extent required by the Securities Act, at the request of any such selling Holder, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(g)       Cause upon or immediately after the effectiveness of a registration all such Registrable Securities to be listed on each securities exchange or quotation system on which the Common Stock of the Company are then listed or quoted;
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(h)       Make available to each selling Holder, any underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent or representative retained by any such selling Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, subject to appropriate confidentiality undertakings;

(i)       use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 2, on the date on which such Registrable Securities are sold to the underwriter, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a “comfort” letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any;

(j)       Otherwise use its best efforts to comply with the securities laws of the United States and other applicable jurisdictions and all applicable rules and regulations of the Commission and comparable governmental agencies in other applicable jurisdictions and make generally available to its Holders, in each case as soon as practicable, but not later than forty-five (45) days after the close of the period covered thereby or ninety (90) days after the closing of the fiscal year, as the case may be, an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act;

(k)       Provide an institutional transfer agent and registrar and a CUSIP number for all Registrable Securities on or before the effective date of the registration statement; and

(l)       Make available for inspection by any Holder, any underwriter participating in any disposition pursuant to the registration statement, and any attorney, accountant, or other agent of any Holder or underwriter, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors and employees to supply all information requested by any Holder, underwriter, attorney, accountant, or agent in connection with the registration statement; provided that an appropriate confidentiality agreement is executed by any such Holder, underwriter, attorney, accountant or other agent.

4.       Cooperation by Prospective Sellers.

(a)       Each prospective seller of Registrable Securities shall furnish to the Company in writing such information as the Company may reasonably request from such seller in connection with any registration statement with respect to such Registrable Securities.

(b)       The failure of any prospective seller of Registrable Securities to furnish any information or documents in accordance with any provision contained in this Agreement shall not affect the obligations of the Company under this Agreement to any remaining sellers who furnish such information and documents unless, in the reasonable opinion of counsel to the Company and/or the underwriters, such failure impairs or adversely affects the offering or the legality of the registration statement or causes the request not to meet the requirements of Section 2 of this Agreement.
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(c)       Upon receipt of a notice (telephonic or written) from the Company or the underwriter of the happening of an event which makes any statement made in a registration statement or related prospectus covering Registrable Securities untrue or which requires the making of any changes in such registration statement or prospectus so that they will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, the Holders of Registrable Securities included in such registration statement shall discontinue disposition of such Registrable Securities pursuant to such registration statement until such Holders’ receipt of copies of the supplemented or amended prospectus contemplated in Section 3(f) hereof or until advised by the Company or the underwriters that dispositions may be resumed. If the Company gives any such notice, the time period mentioned in Section 3(b) shall be extended by the number of days elapsing between the date of notice and the date that each seller receives copies of the supplemented or amended prospectus contemplated by Section 3(f).

(d)       Each Holder of Registrable Securities included in any registration statement will effect sales of such securities in accordance with the plan of distribution given to the Company.

(e)       At the end of any period during which the Company is obligated to keep any registration statement current and effective as provided in this Agreement, the Holders of Registrable Securities included in such registration statement shall discontinue sales of shares pursuant to such registration statement, unless it receives notice from the Company of its intention to continue effectiveness of such registration statement with respect to such shares which remain unsold and such Holders shall notify the Company of the number of shares registered which remain unsold promptly upon expiration of the period during which the Company is obligated to maintain the effectiveness of the registration statement.

(f)       No Person may participate in any underwritten registration pursuant to this Agreement unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements made with respect to such registration and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required by the terms of such underwriting arrangements.
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5.       Indemnification; Contribution.

(a)       Incident to any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will, to the extent permitted by law, indemnify and hold harmless each Holder who offers or sells any such Registrable Securities in connection with such registration statement (including its partners (including partners of partners and stockholders of any such partners), and directors, officers, stockholders, affiliates, employees, representatives and agents of any of them, and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, reasonable expenses and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are incurred), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement [of a material fact] contained in such registration statement (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus), (ii) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading; provided, however, that the Company will not be liable to the extent that (1) such loss, claim, damage, expense or liability arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by or on behalf of such Holder in accordance with Section 4(a) of this Agreement for use in such registration statement, or (2) in the case of a sale directly by such Holder (including a sale of Registrable Securities through any underwriter retained by such Holder to engage in a distribution solely on behalf of such Holder), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act or any state securities laws, or (iii) any violation or alleged violation by any other party hereto, of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law. With respect to such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to the Company by or on behalf of such Holder in accordance with Section 4(a) of this Agreement for use in such registration statement, such Holder will severally and not jointly indemnify and hold harmless the Company (including its directors, officers, employees, representatives and agents), each other Holder (including its partners (including partners of partners and stockholders of such partners) and directors, officers, employees, representatives and agents of any of them, and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, reasonable expenses and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are incurred), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, provided, however, that the indemnification obligations of the Holder contained in this subsection 5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that, in no event shall any indemnity under this subsection 5(a) exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.
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(b)       If the indemnification provided for in Section 5(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Section 5, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the other Holders from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the other Holders in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Holders shall be deemed to be in the same respective proportions that the net proceeds from the offering received by the Company and the Holders, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or on behalf of the Company or the Holders and the parties’ relative intent, knowledge and access to information.

The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

(c)       The amount paid by an indemnifying party or payable to an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 5 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, payable as the same are incurred. The indemnification and contribution provided for in this Section 5 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or controlling person of the indemnified parties. No indemnifying party, in the defense of any such claim or litigation, shall enter into a consent of entry of any judgment or enter into a settlement without the consent of the indemnified party, which consent will not be unreasonably withheld. Any indemnified party that proposes to assert the right to be indemnified under this Section 5 will, promptly after receipt of notice of commencement or threat of any claim or action against such party in respect of which a claim is to be made against an indemnifying party under this Section 5 notify the indemnifying party in writing (such written notice, an “Indemnification Notice”) of the commencement or threat of such action, enclosing a copy of all papers served or notices received (if applicable), but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that the indemnifying party may have to any indemnified party under the foregoing provisions of this Section 5 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. The indemnified party will have the right to retain its own counsel in any such action if (i) the employment of counsel by the indemnified party has been authorized by the indemnifying party, (ii) the indemnified party’s counsel, shall have reasonably concluded that there is a reasonable likelihood of a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action within a reasonable period of time following its receipt of the Indemnification Notice, in each of which cases the fees and expenses of the indemnified party’s separate counsel shall be at the expense of the indemnifying party; provided, however, that the indemnified party shall agree to repay any expenses so advanced hereunder if it is ultimately determined by a court of competent jurisdiction that the indemnified party to whom such expenses are advanced is not entitled to be indemnified; and provided, further, that so long as the indemnified party has reasonably concluded that no conflict of interest exists, the indemnifying party may assume the defense of any action hereunder with counsel reasonably satisfactory to the indemnified party.
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(d)       In the event of an underwritten offering of Registrable Securities under this Agreement, the Company shall enter into standard indemnification and underwriting agreements with the underwriter thereof.

6.       Right to Delay. For one period not to exceed 90 days in any twelve (12) month period, the Company shall not be obligated to prepare and file, or prevented from delaying or abandoning, a Registration Statement pursuant to this Agreement at any time when the Company, in its good faith judgment, reasonably believes:

(a)       that the filing thereof at the time requested, or the offering of Registrable Securities pursuant thereto, would materially and adversely affect (i) a pending or scheduled public offering of the Company’s securities, (ii) any significant acquisition, merger, recapitalization. consolidation, reorganization or other similar transaction by or of the Company, (iii) pre-existing and continuing negotiations, discussions or pending proposals with respect to any of the foregoing transactions, or (iv) the financial condition of the Company in view of the disclosure of any pending or threatened litigation, claim, assessment or governmental investigation which may be required thereby; and

(b)       that the failure to disclose any material information with respect to the foregoing would cause a violation of the Securities Act or Exchange Act.

The Company shall not register any securities for the account of itself or any other stockholder during such 90-day period other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

7.       Transferability of Registration Rights. The registration rights set forth in this Agreement are transferable to any transferee of Registrable Securities. Each subsequent Holder of Registrable Securities must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted pursuant to this Agreement.
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8.       Rights Which May Be Granted to Subsequent Investors. Other than transferees of Registrable Securities under Section 7 hereof, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included.

9.       Right of First Offer. Subject to the terms and conditions specified in this Section 9, and applicable securities laws, in the event the Company proposes to offer or sell any New Securities, the Company shall first make an offering of such New Securities to PBT or its designee in accordance with the following provisions of this Section 9. PBT or its designee shall be entitled to apportion the right of first offer hereby granted it among itself and its partners, members and Affiliates in such proportions as it deems appropriate.

(a)       The Company shall deliver a notice, in accordance with the provisions of Section 10(a) hereof, (the “Offer Notice”) to PBT stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)       By written notification received by the Company, within twenty (20) calendar days after mailing of the Offer Notice, PBT or its designee may elect to purchase or obtain, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Series A Preferred Stock (and any other securities convertible into, or otherwise exercisable or exchangeable for, shares of Common Stock) then held, by PBT bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible or exercisable securities).

(c)       If all New Securities referred to in the Offer Notice are not elected to be purchased or obtained as provided in Section 9(b) hereof, the Company may, during the sixty (60) day period following the expiration of the period provided in Section 9(b) hereof, offer the remaining unsubscribed portion of such New Securities (collectively, the “Refused Securities”) to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within sixty (60) days following the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to PBT or its designee in accordance with this Section 9.

(d)       The right of first offer in this Section 9 shall not be applicable to New Securities issued:

i.       upon conversion of shares of Preferred Stock;
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ii.
to officers, directors, employees and consultants of the Company pursuant to stock incentive plans, or other stock arrangements that have been approved by the Board of Directors of the Company including the directors elected by the holders of a majority of the Series A Preferred Stock (the “Series A Directors”);

iii.	as a dividend or distribution on the Corporation’s Common Stock or Preferred Stock;

iv.	upon the written consent of PBT that expressly states that the right of first offer in this Section 9 shall not apply to such New Securities;

v.	upon the exercise or conversion of any options or other convertible securities outstanding as of the date hereof;

vi.	pursuant to a loan arrangement or debt financing from a bank, equipment lessor or similar financial institution approved by the Board of Directors, including the Series A Directors; or

vii.
in connection with strategic transactions (but excluding any merger, consolidation, acquisition or similar business combination) that have been approved by the Board of Directors of the Corporation including the Series A Directors.

(e)       The right of first offer set forth in this Section 9 may not be assigned or transferred except that such right is assignable by PBT to any Affiliate of PBT.

10.       Miscellaneous.

(a)       Notices. Except as otherwise expressly provided herein, all notices, requests, demands, claims, and other communications hereunder will be in writing. Any such notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) upon confirmation of facsimile, (b) one (1) business day following the date sent when sent by overnight delivery and (c) five (5) business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid at the following addresses (or such other address for a party as shall be specified by such party by like notice): All communications shall be sent to PBT at 101 Second Street, Suite 1100, San Francisco, California 94105, and to the Company at 8687 West Sahara, Suite 201, Las Vegas, NV 89117, or at such other address(es) as PBT or the Company may designate by ten (10) days advance written notice to the other parties hereto.

(b)       Entire Agreement. This Agreement, together with the instruments and other documents hereby contemplated to be executed and delivered in connection herewith, contains the entire agreement and understanding of the parties hereto, and supersedes any prior agreements or understandings between or among them, with respect to the subject matter hereof.

(c)       Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
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(d)       Successor Indemnification. In the event that the Company or any of its successors or assigns (i) consolidates with or merges into any other entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately prior to such transaction, whether in the Company’s bylaws, Amended and Restated Certificate of Incorporation, or elsewhere, as the case may be.

(e)       Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holders of a majority of the Preferred Stock. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

(f)       Counterparts; Facsimile Execution. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

(g)       Captions. The captions of the sections, subsections and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

(h)       Severability. Each provision of this Agreement shall be interpreted in such manner as to validate and give effect thereto to the fullest lawful extent, but if any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable under applicable law, such provision shall be ineffective only to the extent so determined and such invalidity or unenforceability shall not affect the remainder of such provision or the remaining provisions of this Agreement; provided, however, that the Company and the Holders of a majority of the Registrable Securities shall negotiate in good faith to attempt to implement an equitable adjustment in the provisions of this Agreement with a view toward effecting the purposes of this Agreement by replacing the provision that is invalid or unenforceable with a valid and enforceable provision the economic effect of which comes as close as possible to that of the provision that has been found to be invalid and unenforceable.

(i)       Governing Law. The execution, interpretation, and performance of this Agreement shall be governed by the laws of the State of California without giving effect to any choice in conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the law of any other jurisdiction other than the State of California.
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(j)       Dispute Resolution. Any unresolved controversy or claim arising out of or relating to this Agreement, except as (i) otherwise provided in this Agreement, or (ii) any such controversies or claims arising out of either party’s intellectual property rights for which a provisional remedy or equitable relief is sought, shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within 30 days after names of potential arbitrators have been proposed by the American Arbitration Association (the “AAA”), then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by the AAA. The arbitration shall take place in San Francisco, California, in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the California Code of Civil Procedure, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the Northern District of California or any court of the State of California having subject matter jurisdiction.

(k)       Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof and that the parties hereto shall be entitled to seek specific performance of the terms hereof (without necessity of posting a bond in connection therewith), in addition to any other remedy at law or equity otherwise permitted hereunder.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first set forth above.

Solidus Networks, Inc.

By:________________________________________________
Name:______________________________________________
Title:_______________________________________________

WinWin Gaming, Inc.

By:________________________________________________
Name:______________________________________________
Title:_______________________________________________

Exhibit B

ON LETTERHEAD OF THELEN REID & PRIEST LLP

[_______] , 2006

Solidus Networks, Inc.,
dba PayByTouch Solutions
101 Second Street Suite 1100
San Francisco CA 94105

    Re: WinWin Gaming, Inc.

Ladies and Gentlemen:

We have acted as counsel to WinWin Gaming, Inc., a Delaware corporation (the “Company”) in connection with that certain Amended and Restated Joint Venture Agreement, dated as of April 14, 2006 (the “Agreement”), between the Company and Solidus Networks, Inc., dba PayByTouch Solutions, a Delaware corporation (“PBT”). This opinion is furnished to PBT pursuant to Section 9(d) of the Agreement. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement. Items (a) through (e), below are hereinafter referred to collectively as the “Transaction Documents.”

For purposes of the opinions expressed herein, we have examined, among other documents, the following documents:

(a)   the Agreement;

(b)   that certain Pledge Agreement, of even date herewith, made and entered into by the Company in favor of and for the benefit of PBT;

(c)   that certain Voting Agreement, Irrevocable Proxy and Form of Stockholders’ Written Consent dated April 13, 2006;

(d)   that certain Registration Rights Agreement, of even date herewith, by and between the Company and PBT;

(e)   that certain Investment Option Agreement, of even date herewith (the “Investment Option”), by and between the Company and PBT;

(f)   the Bylaws of the Company, as certified on the date hereof by an officer of the Company (the “Bylaws”);

(g)   the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on [_____], 2006 (the “Restated Certificate” and, together with the Bylaws, the “Governing Documents”);

(h)   an original Good Standing Certificate issued by the Secretary of State of the State of Delaware on [_____], 2006 certifying as to the good standing of the Company in Delaware;

(i)   [a confirmation letter from Corporate Research Solutions, Inc., dated [_____], 2006, providing confirmation as to the good standing status of the Company in Delaware; and]

(j)   an original Good Standing Certificate issued by the Secretary of State of the State of Nevada on [_____], 2006 certifying as to the good standing of the Company in Nevada;

(k)   [a confirmation letter from Corporate Research Solutions, Inc., dated [_____], 2006, providing confirmation as to the good standing status of the Company in Nevada; and]

(l)   the Compliance Certificate of the Company, of even date herewith, as executed by the Chief Executive Officer and the Chief Financial Officer of the Company, certifying as to certain factual matters, corporate documents and actions.

In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and of certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as the basis for the opinions hereinafter set forth. We have not searched any computer databases or the dockets of any court, governmental or administrative body, agency or other filing office in any jurisdiction or conducted any other independent investigation. In addition, the opinion expressed in paragraph 1 below as to the existence and good standing of the Company in Delaware is based solely upon the certificates and other documents referred to in paragraphs (h) and (i) above; the opinion expressed in paragraph 3 below as to the qualification and good standing of the Company in Nevada is based solely upon the certificates and other documents referred to in paragraphs (j) and (k) above; and the opinion expressed in paragraph 6 below as to the capitalization of the Company is based solely upon our review of the Restated Certificate, the stock records of the Company and the Compliance Certificate referred to in paragraph (l) above. As to all questions of fact material to the opinions set forth herein, we have relied solely upon certificates or other comparable documents of officers and other representatives of the Company and upon the representations and warranties of the Company contained in the Transaction Documents. While we have not conducted any independent investigation to determine facts upon which our opinions are based or to obtain information about which this letter advises you, we confirm that we do not have any knowledge which has caused us to conclude that our reliance and assumptions cited in this paragraph are unwarranted. The term “knowledge” whenever it is used in this letter with respect to our firm means the current, actual knowledge of the Thelen Reid & Priest LLP attorneys responsible for handling the transaction contemplated by the Agreement.

In such examination, we have assumed, with your permission and without independent investigation, (i) the genuineness of all signatures; (ii) the legal capacity of each individual signatory to such documents; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to originals of all documents submitted to us as certified, facsimile or photostatic copies; (v) the authenticity of the originals of such copies; (vi) the due incorporation and organization, valid existence and good standing of PBT under the laws of the State of Delaware; (vii) the due execution and delivery of the Transaction Documents by PBT; (viii) the corporate power and authority of PBT to conduct its business and own its properties and to enter into the Transaction Documents and perform its obligations thereunder; (ix) that each of the Transaction Documents has been duly authorized by all necessary corporate action of PBT and is the legal, valid and binding obligation of PBT, enforceable against PBT in accordance with its terms; (x) that, except as to the opinion in paragraph 9, each of the Company and PBT has obtained all necessary governmental permits and approvals for conducting its operations; and (xi) the identity and capacity of all individuals acting or purporting to act as public officials.

2

Based solely upon the examination described above, and subject to the comments, assumptions, qualifications, limitations and exceptions stated herein and in the Disclosure Schedule to the Agreement, we are of the opinion that:

1.       The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

2.       The Company has the requisite corporate power to own its property and assets and to conduct its business as it is currently being conducted.

3.       The Company is duly qualified to do business as a foreign corporation and is in good standing in the state of Nevada.

4.       The Company has the requisite corporate power to execute, deliver and perform its obligations under the Transaction Documents.

5.       Each of the Transaction Documents (other than the Investment Option and the Restated Certificate, each of which are being opined on by the Company’s special Delaware counsel) has been duly and validly authorized, executed and delivered by the Company and each such agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its respective terms.

6.       As of immediately prior to the [Initial Closing/Second Closing], the Company’s authorized capital stock consists of (a) [750,000,000] shares of Common Stock, par value $0.01 per share, of which [•] shares are issued and outstanding, and (b) [60,000,000] shares of Preferred Stock, par value $0.01 per share, all of which have been designated Series A Preferred Stock, par value $0.01, of which [•] shares are issued and outstanding. The outstanding shares of Common Stock and of Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. The [Initial Closing/Second Closing] WinWin Shares have been duly authorized, and upon issuance and delivery against payment therefor in accordance with the terms of the Joint Venture Agreement, the WinWin Shares will be validly issued, outstanding, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the [Initial Closing/Second Closing] Shares have been duly authorized, and when issued upon conversion in accordance with the terms of the [Initial Closing/Second Closing] Shares, will be validly issued, outstanding, fully paid and nonassessable. To our knowledge, there are no options, warrants, conversion privileges, preemptive rights or other rights presently outstanding to purchase any of the authorized but unissued capital stock of the Company, other than the conversion privileges of the Series A Preferred Stock, rights created in connection with the transactions contemplated by the Transaction Documents, warrants to purchase [•] (___) shares of Common Stock and [•] (______) shares of Common Stock reserved for issuance under the WinWin 2003 Stock Plan.

7.       The execution and delivery of the Transaction Documents by the Company and the issuance of the Shares pursuant thereto do not violate any provision of the Restated Certificate or Bylaws, do not constitute a default under or a material breach of any material agreement that is listed on Annex A1 of this opinion letter and do not violate (a) any governmental statute, rule or regulation which in our experience is typically applicable to transactions of the nature contemplated by the Transaction Documents or (b) to our knowledge, any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company, in each case to the extent the violation of which would materially and adversely affect the Company and its subsidiaries, taken as a whole.

8.       To our knowledge, there is no action, proceeding or investigation pending or overtly threatened against the Company before any court or administrative agency that questions the validity of the Joint Venture Agreement or the Restated Certificate.

1 Annex A will include a list of all of the material agreements set forth in the exhibit index of the Company’s annual report on form 10-KSB for the fiscal year ended December 31, 2005.
3

9.       All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any U.S. Federal or California regulatory authority or governmental body required for the issuance of the Shares, have been made or obtained, except (a) for the filing of a Form D pursuant to Securities and Exchange Commission Regulation D and (b) any required under applicable state securities law.

10.       The offer and sale of the [Initial Closing/Second Closing] Shares are exempt from the registration requirements of the Securities Act of 1933, as amended, subject to the timely filing of a Form D pursuant to Securities and Exchange Commission Regulation D.

Our opinion as to enforceability set forth in paragraph 5 above is subject to:

(a)       limitations imposed by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditor’s rights generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

(b)       general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(c)       the qualification that certain rights, remedies, waivers and procedures contained in the Transaction Documents may be limited or rendered unenforceable by applicable laws or judicial decisions governing such provisions, but such laws and judicial decisions do not, in our opinion, render the Transaction Documents, as a whole, unenforceable or make the remedies and procedures that are available to the parties legally inadequate for the practical realization of the principal benefits purported to be provided to them by the Transaction Documents;

(d)       the qualification that certain provisions contained in the Transaction Documents may be unenforceable in whole or in part if such provisions impose restrictions or burdens upon the debtor and it cannot be demonstrated that enforcement of such restrictions or burdens is reasonably necessary for the protection of the creditor or if the creditor’s enforcement of such provisions would violate the creditor’s implied covenant of good faith and fair dealing;

(e)       the possible requirement that actions taken, or not taken, by any party pursuant to the Transaction Documents be taken, or not taken, in good faith;

(f)       the qualification that certain provisions contained in the Transaction Documents regarding the rights or remedies available to any party for violations or breaches of any provisions which are immaterial or for violations or breaches of any provisions if such enforcement would be unreasonable under the circumstances, may be unenforceable in whole or in part;

(g)       the unenforceability under certain circumstances of (i) waivers or provisions imposing penalties or liquidated damages and (ii) provisions purporting to release or exculpate any party from liability for its acts or omissions, or purporting to impose a duty upon any party to indemnify any other party when any claimed damages result from the negligence, gross negligence or willful misconduct of the party seeking such indemnity;

(h)       the qualification that certain provisions of any such document to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy, may be unenforceable in whole or in part;
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(i)       the qualification that provisions in any such document that contain a waiver of (A) the benefits of statutory, regulatory, or constitutional rights, unless and to the extent the statute, regulation or constitution explicitly allows such waivers, (B) unknown future defenses, and (C) rights to damages, may be unenforceable in whole or in part;

(j)       limitations imposed by California Civil Code Section 1670.5 on the enforceability of provisions which a court finds as a matter of law to have been unconscionable at the time when made;

(k)       the qualification that certain provisions which require written amendments or waivers of documents may be unenforceable in whole or in part insofar as certain oral or other modifications, amendments or waivers may be effectively agreed upon by the parties or the doctrine of promissory estoppel may apply in certain circumstances;

(l)       the unenforceability under certain circumstances of any provision insofar as it provides for the payment or reimbursement of costs and expenses of indemnification for claims, losses or liabilities in excess of a reasonable amount or any provision purporting to require the payment of attorneys’ fees, expenses or costs, where such provisions do not satisfy the requirements of California Civil Code Section 1717; and

(m)       the unenforceability, in certain circumstances, of consent to jurisdiction clauses and forum selection clauses.

Furthermore, notwithstanding the opinion specified in paragraph 5 above, we are not opining as to the authorization, execution, delivery or enforceability of, and the opinion specified in paragraph 5 shall not apply to, the Investment Option or the Restated Certificate. We understand that the Company’s special Delaware counsel is rendering an opinion of even date herewith that addresses the enforceability of the Investment Option and the Restated Certificate.

We are members of the bar of the State of California and we express no opinion on the laws of any jurisdiction other than the federal laws of the United States and the laws of the State of California. We also express no opinion as to (i) any governmental rule or other legal requirement relating to labor, employee rights and benefits, including without limitation the Employee Retirement Income Security Act of 1974, as amended, and taxation, (ii) any choice-of-law or conflict of laws matters, (iii) any patent, trademark or copyright statute, rules or regulations, (iv) any provision appointing one party as an attorney-in-fact of an adverse party, (v) the effect of any state or federal antitrust laws, including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as currently in effect, (vi) any securities laws, rules or regulations (except for the opinions set forth in paragraphs 6 and 10 hereof), or (vii) the Company’s rights in or title to any property or assets.

The opinions expressed herein are solely for your benefit in connection with the above transactions and may not be relied upon in any manner or for any purpose by any other person. This opinion speaks only as of the date hereof, and we assume no obligation to advise you of any changes to this opinion that may come to our attention after the date hereof. This opinion is limited to the matters expressly stated herein and no opinion or other statement may be inferred or implied beyond the matters expressly stated herein.
5

,
Very truly yours

THELEN REID & PRIEST LLP

LAB/PWP/SJL/ADW

SF #1060024 v3

6

Exhibit C

THE SECURITIES REPRESENTED BY THIS AGREEMENT AND ISSUABLE UPON THE EXERCISE OF THE OPTION EVIDENCED HEREBY (COLLECTIVELY, THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER AND AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED AND IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION FROM REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS WITH AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY REGARDING COMPLIANCE WITH AND THE AVAILABILITY OF ANY SUCH STATE SECURITIES LAWS.

INVESTMENT OPTION AGREEMENT

This INVESTMENT OPTION AGREEMENT, dated as of ____________, 2006, by and between SOLIDUS NETWORKS, INC., a Delaware corporation (the “Optionee”) and WINWIN GAMING, INC., a Delaware corporation (the “Company”).

BACKGROUND

The Optionee and the Company are parties to an Amended and Restated Joint Venture Agreement, dated April 14, 2006 (the “JV Agreement”). It is a condition precedent of the Initial Closing (as defined in the JV Agreement) that the Company grant to the Optionee this option to acquire an additional number of shares of the Company’s Series A Preferred Stock such that upon exercise of this option, the Optionee will be the beneficial owner of a percentage of the Company’s outstanding common stock on a Fully Diluted Basis (as defined below) indicated by the Optionee on the Option Notice (as defined below) after giving effect to the exercise of this Option (the “Election Percentage”), which Election Percentage may not be greater than eighty percent (80%).

NOW, THEREFORE, in consideration of the premises, mutual covenants herein set forth and other good and valuable consideration, subject to the terms and conditions herein, the Company and the Optionee hereby agree as follows:

1.       Grant of Option; Term; Exercise Price.

(a)       Subject to the terms and conditions herein, the Company hereby grants to the Optionee an option (the “Option”) to purchase a number of shares of the Company’s Series A Preferred Stock (the “Option Shares”) that, together with other securities of the Company held by the Optionee at the time of exercise, constitute a percentage of the common stock of the Company on a Fully Diluted Basis after giving effect to the exercise of the Option equal to the Election Percentage. For purposes of this Agreement, “Fully Diluted Basis” means the number of shares of the Company’s Common Stock outstanding assuming, for such purpose, the exercise, exchange, or conversion into Common Stock of the Company of all options, warrants and other securities of the Company that are exercisable or exchangeable for, or convertible into, Common Stock at the time of the exercise of the Option.

(b)       The Option is exercisable by Optionee’s delivery to the Company of an Exercise Notice at any time from the date of this Investment Option Agreement until Midnight Pacific Time on the date that is third anniversary of the date of this Investment Option Agreement (the “Exercise Period”); provided, however, that the Option shall automatically terminate upon the closing of the sale of all or substantially all of the assets of the Optionee, or upon the closing of a merger, consolidation or similar transaction in which the stockholders of the Optionee as of immediately prior to the transaction do not own a majority of the voting power of the surviving company as of immediately following such transaction.

(c)       The exercise price per Option Share (the “Exercise Price”) shall be equal to the fair market value of a share of the Company’s Series A Preferred Stock as of the date of exercise as determined by an Appraisal (as defined below). Whenever this Option calls for an “Appraisal,” the fair market value of the Series A Preferred Stock will be determined on the basis of the value of the percentage of the entire Company represented by the Option Shares at the time of determination in accordance with the following mechanism. A representative of the Optionee and a representative of the Company shall attempt to negotiate a mutually agreeable fair market value within thirty (30) days of the date that the Company receives an Exercise Notice from the Optionee. If the representatives are unable to reach an agreement within such time period, each of the Optionee and the Company will at its own cost appoint a nationally recognized investment banking firm as an appraiser of the value of the Option Shares. Each of the investment banking firms shall separately determine, within forty-five (45) days of the end of such thirty (30) day period, the fair market value of the shares taking into account the fact that the exercise of the Option may involve the acquisition of a controlling interest in the Company by the Optionee to the extent that the Optionee does not already own a controlling interest in the Company. Each of the investment banking firms shall express its valuation as a single number in US dollars. The mid-point of the valuations (the “Mid-Point”) will then be calculated by dividing the sum of the separate valuations by two (2). To the extent that each valuation is within the range which is 10% above or 10% below the Mid-Point (the “Range”), the Mid-Point shall be used. If either or both of the valuations falls outside of the Range, then the parties shall jointly choose (or if the parties are unable to so jointly choose within three (3) business days, the two appraisers shall choose) a disinterested nationally recognized investment banking firm as a third appraiser, at a cost to be shared on an equal basis between the parties, to complete an appraisal within an additional forty-five (45) days, which appraisal shall be equal to or somewhere between the two prior appraisals and such third appraisal shall be the final and binding determination of the fair market value.

(d)       The Exercise Price shall be payable in cash; provided, however, that if at the time the Option is exercised there is a public trading market for the Optionee’s common stock, then, at the option of the Optionee, the Optionee may pay the Exercise Price in cash or registered (“free-trading”) shares of the Optionee’s common stock, or a combination thereof. If the Optionee elects to pay the Exercise Price, in whole or in part, by delivery of registered shares of the Optionee’s common stock, then such shares shall be valued at the average closing price of the Optionee’s common stock over a period of twenty (20) trading days prior to the exercise of the Option.
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(e)       this Investment Option Agreement shall terminate and cease to be effective on the date on which the JV Agreement is validly terminated in accordance with Section 13 thereof.

2.       Exercise Procedure.

(a)       Procedure.

(i)       The Optionee may exercise the Option, in whole, but not in part, at any time during the Exercise Period, by delivering to the Company a written notice duly signed by the Optionee indicating that the Optionee is exercising the Option and the Election Percentage (the “Exercise Notice’). The Option shall not be deemed exercised, however, until full payment in an amount equal to the full purchase price for the Option Shares has been made. Optionee may withdraw the Exercise Notice and elect not to exercise the Option at any time before making full payment.

(ii)       Following receipt by the Company of such Exercise Notice and full payment of the Exercise Price, the Company shall issue, as soon as practicable, a stock certificate for the Option Shares in the name as designated by the Optionee and deliver the certificate to the Optionee.

(b)       Other Terms. Other than the terms regarding pricing and consideration set forth in Section 1 of this Investment Option Agreement, the issuance and sale of the Option Shares shall be subject to the same conditions of and on the same terms as the issuance and sale of the Second Closing WinWin Shares in the Second Closing (as such terms are defined in the JV Agreement).

(c)       Legend. If the Option Shares are not then covered by a registration statement, each certificate for the Option Shares shall bear a legend that is substantially similar to the following:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT HAVE BEEN COMPLIED WITH OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.”

3.       Rights of Optionee. The Optionee shall not have any rights to dividends or any other rights of a stockholder with respect to any Option Shares until such Option Shares shall have been issued to Optionee (as evidenced by the appropriate entry on the transfer books of the Company).
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4.       Notices. Any notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered (i) personally by hand or by courier, (ii) mailed by United States first-class mail, postage prepaid or (iii) sent by facsimile, to a Party's address or facsimile number as follows:

if to WinWin:	WinWin Gaming, Inc.

8687 West Sahara, Suite 201
Las Vegas, NV 89117
Tel: (702) 212-4530
Fax: (702) 212-4553
Attention: Patrick Rogers

with a copy to:
Thelen Reid & Priest LLP
701 Eighth Street, N.W.
Washington, D.C. 20001
Tel: 202.508.4281
Fax: 202.654.1804
Attention: Louis A. Bevilacqua

if to PBT:	Solidus Networks, Inc.

101 Second Street, Suite 1100
San Francisco, California 94105
Tel: (415) 281-2200
Fax: (415) 281-2202
Attention: Gus Spanos

with a copy to:
Cooley Godward LLP
101 California Street, 5th Floor
San Francisco, CA 94111
Tel: (415) 693-2000
Fax: (415) 693-2222
Attention: Kenneth L. Guernsey

or at such other address or facsimile number as a Party may designate by giving at least ten days' advance written notice to the other Party. All such notices and other communications shall be deemed given upon (I) receipt or refusal of receipt, if delivered personally, (II) three days after being placed in the mail, if mailed, or (III) confirmation of facsimile transfer, if faxed.

5.       Binding; Assignment. Optionee shall not assign this Agreement, or any rights hereunder, without the Company's prior written consent. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their successors and permitted assigns, if any.
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6.       Dispute Resolution. Any unresolved controversy or claim arising out of or relating to this Agreement, except as (i) otherwise provided in this Agreement, or (ii) any such controversies or claims arising out of either party’s intellectual property rights for which a provisional remedy or equitable relief is sought, shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within 30 days after names of potential arbitrators have been proposed by the American Arbitration Association (the “AAA”), then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by the AAA. The arbitration shall take place in San Francisco, California, in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the California Code of Civil Procedure, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the Northern District of California or any court of the State of California having subject matter jurisdiction.

7.       Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters herein, and cannot be amended, modified or terminated except by an agreement in writing executed by the parties hereto.

8.       Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to the conflicts of law principles thereof.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Investment Option Agreement as of the date first set forth above.

Solidus Networks, Inc.

By:________________________________________________
Name:______________________________________________
Title:_______________________________________________

WinWin Gaming, Inc.

By:________________________________________________
Name:______________________________________________
Title:_______________________________________________

Exhibit D

VOTING AGREEMENT, IRREVOCABLE PROXY
AND FORM OF STOCKHOLDERS’ WRITTEN CONSENT

This Voting Agreement, Irrevocable Proxy and Form of Stockholders’ Written Consent, dated as of April 14, 2006 (this “Agreement”), is by and among Solidus Networks, Inc., a Delaware corporation (“Solidus”), WinWin Gaming, Inc., a Delaware corporation (“WinWin”), and the Stockholder listed on the signature page hereto (the “Stockholder”). Capitalized terms used herein, except as otherwise defined herein, shall have the meanings assigned to them in the Joint Venture Agreement (defined below).

Recitals

A.       As of the date hereof, the Stockholder owns of record the number of shares of common stock (“Common Stock”) of WinWin set forth opposite the Stockholder’s name on Annex I hereto (such Common Stock, together with any and all shares of WinWin capital stock acquired by the Stockholder during the term of this Agreement, being referred to herein as the “Shares”); and

B.       Solidus and WinWin intend to enter into an Amended and Restated Joint Venture Agreement, dated as of the date hereof (the “Joint Venture Agreement”), that provides, among other things, for the adoption and filing of an amendment and restatement of WinWin’s certificate of incorporation, as amended (the “Restated Charter”); and

C.       As a condition to the willingness of Solidus to enter into the Joint Venture Agreement, WinWin has requested that the Stockholder enter into this Agreement, and, in order to induce Solidus to enter into the Joint Venture Agreement, the Stockholder has agreed to enter into this Agreement.

Now, Therefore, in consideration of the premises and of the mutual agreements and covenants set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Agreement

1.       Transfer and Voting of Shares

(a)       Transfer of Shares. The Stockholder shall not, directly or indirectly, (i) sell, convey, transfer, pledge or otherwise encumber or dispose of any or all of the Stockholder’s Shares or any interest therein, (ii) deposit any Shares into a voting trust or enter into a voting agreement or arrangement with respect to any Shares or grant any proxy with respect thereto (other than as contemplated hereunder) or (iii) enter into any contract, option or other arrangement or undertaking (other than as contemplated hereunder) with respect to the direct or indirect acquisition or sale, assignment, transfer or other disposition of any Shares.

(b)       Vote in Favor of Restated Charter. The Stockholder, solely in Stockholder’s capacity as a stockholder of WinWin, agrees to vote (or cause to be voted) all Shares at any meeting of the Stockholders of WinWin or any adjournment thereof, and in any action proposed to be taken by written consent of the Stockholders of WinWin, (i) in favor of the adoption of the Restated Charter, (ii) against any merger, consolidation, sale of assets, recapitalization or other business combination involving WinWin (other than as contemplated in the Joint Venture Agreement or Restated Charter) or any other action or agreement that could reasonably be expected to result in a material breach of any covenant, representation or warranty or any other obligation or agreement of WinWin under the Joint Venture Agreement or that could reasonably be expected to result in any of the conditions to Solidus’ obligations under the Joint Venture Agreement not being fulfilled, (iii) against any revocation of the consent attached hereto as Annex II and (iv) in favor of any other matter intended to facilitate the consummation of the transactions contemplated by the Joint Venture Agreement.
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(c)       Grant of Proxy; Execution of Consent; Further Assurances.

(i)       The Stockholder, by this Agreement, with respect to the Shares, does hereby irrevocably constitute and appoint Solidus, or any nominee of Solidus, with full power of substitution, as the Stockholder’s true and lawful attorney and proxy, for and in the Stockholder’s name, place and stead, to vote, at any time prior to the Expiration Date (as defined below), the Shares as the Stockholder’s proxy, both at every annual, special or adjourned meeting of the stockholders of WinWin and including the right to sign the Stockholder’s name (as Stockholder) to any written consent, certificate or other document relating to the Shares that may be permitted or required by applicable law (A) in favor of the adoption of the Restated Charter, (B) against any merger, consolidation, sale of assets, recapitalization or other business combination involving WinWin (other than as contemplated in the Joint Venture Agreement or Restated Charter) or any other action or agreement that could reasonably be expected to result in a material breach of any covenant, representation or warranty or any other obligation or agreement of WinWin under the Joint Venture Agreement or that could reasonably be expected to result in any of the conditions to Solidus’ obligations under the Joint Venture Agreement not being fulfilled, (C) against any revocation of the consent attached hereto as Annex II and (D) in favor of any other matter intended to facilitate the consummation of the transactions contemplated by the Joint Venture Agreement. This proxy is coupled with an interest and is irrevocable. As used herein, the term “Expiration Date” shall mean the earlier to occur of (I) such date as the Joint Venture Agreement shall have been validly terminated in accordance with Section 13 thereof or (II) such date and time as the Initial Closing (as defined in the Joint Venture Agreement) shall have occurred.

(ii)       As contemplated by this Agreement and the Joint Venture Agreement, the Stockholder has irrevocably executed the written consent attached hereto as Annex II, pursuant to which the Stockholder has approved the adoption and filing of the Restated Charter.

(iii)       The Stockholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Solidus the power to carry out the provisions of this Agreement.

(d)       Termination. This Agreement, the written consent of Stockholder delivered in connection herewith and the proxy granted hereunder shall terminate and cease to be effective upon the Expiration Date. This proxy revokes all prior proxies granted by the Stockholder and is irrevocable, until such time as this Agreement terminates pursuant to this Section 1(d).
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2.       Representation and Warranties; Covenants of the Stockholder. The Stockholder hereby represents and warrants and covenants to Solidus as follows:

(a)       Organization; Authorization. The Stockholder has all requisite capacity and authority to execute and deliver this Agreement, to perform his, her or its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement, including the consent attached hereto as Annex II, has been duly executed and delivered by or on behalf of the Stockholder and, assuming the due authorization, execution and delivery of this Agreement by Solidus constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b)       No Conflict; Required Filings and Consents.

(i)       The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder and the consummation of the transactions contemplated hereby will not, (A) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Stockholder or by which the Stockholder or any of the Stockholder’s assets or properties is bound or affected or (B) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to another party any right of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or encumbrance on any of the property or assets of the Stockholder, including, without limitation, the Shares, pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of the Stockholder’s assets or properties is bound or affected. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is a trustee or any party to a voting agreement whose consent is required for the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated by this Agreement.

(ii)       The execution and delivery of this Agreement by the Stockholder does not, and the performance of the Agreement by the Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except where the failure to obtain such consents, approvals authorizations or permits, or to make such filings or notifications, could not prevent, delay or impair the Stockholder’s ability to consummate the transactions contemplated by this Agreement. The Stockholder does not have any understanding in effect with respect to the voting or transfer of any Shares. The Stockholder is not required to make any filing with or notify any governmental or regulatory authority in connection with this Agreement, the Joint Venture Agreement or the transactions contemplated hereby or thereby.

(c)       Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of the Stockholder or any of the Stockholder’s affiliates, threatened against the Stockholder or any of the Stockholder’s affiliates or any of their respective properties or any of their respective officers or directors, in the case of a corporate entity (in their capacities as such) that, individually or in the aggregate, would reasonably be expected to prevent, delay or impair the Stockholder’s ability to consummate the transactions contemplated by this Agreement. There is no judgment, decree or order against the Stockholder or any of the Stockholder’s affiliates, or, to the knowledge of the Stockholder, any of their respective directors or officers, in the case of a corporate entity (in their capacities as such), or any of their respective partners (in the case of a partnership), that could reasonably be expected to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a material adverse affect on the Stockholder’s ability to consummate the transactions contemplated by this Agreement.
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(d)       Title to Shares. Annex I hereto correctly sets forth, as of the date of this Agreement, the number of Shares owned beneficially and of record by the Stockholder, divided between those Shares owned both of record and beneficially and those Shares for which the Stockholder solely has voting power of the power to direct the voting thereof. The Shares constitute Stockholder’s entire interest in the outstanding capital stock of WinWin. Stockholder has good title to all of the Shares indicated as owned by the Stockholder in the capacity set forth on Annex I as of the date hereof, and all such Shares are so owned free and clear of any liens, security interests, charges or other encumbrances or restrictions of any kind, except for the cap on sales, loans, disposition, pledges or transfers referenced in Section 4(g) of that certain Securities Purchase Agreement dated as of February 25, 2005 among WinWin and the other parties thereto, in the form as filed with the SEC as Exhibit 10.1 to WinWin's Current Report on Form 8-K dated February 25, 2005 and as in effect as of the date of this Agreement.

(e)       Public Announcements. The Stockholder shall not issue any press release or otherwise make any public statement with respect to this Agreement, the Joint Venture Agreement or the Restated Charter without the prior written consent of Solidus.

3.       General Provisions

(a)       Company Stop Transfer Agreement. WinWin hereby acknowledges the restrictions on transfer of Shares contained in Section 1(a) hereof. WinWin agrees not to register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Shares, unless such transfer is made pursuant to and in compliance with this Agreement. WinWin further agrees to instruct its transfer agent, if any, not to transfer any certificate or uncertificated interest representing any Shares until (i) the transfer agent has received Solidus’ consent to such a transfer or (ii) this Agreement has been terminated pursuant to Section 1(d) hereof.

(b)       Further Instruments and Actions. The Stockholder and WinWin agree to execute such further instruments and to take such further action as may reasonably be necessary or desirable to carry out the intent of this Agreement. The Stockholder and WinWin agree to cooperate affirmatively with Solidus, to the extent reasonably requested by Solidus, to enforce the rights and obligations of the parties under this Agreement.

(c)       Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by express mail or equivalent over-night courier service, prepaid, or by facsimile:
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if to WinWin:

:	WinWin Gaming, Inc.

8687 West Sahara, Suite 201
Las Vegas, NV 89117
Tel: (702) 212-4530
Fax: (702) 212-4553
Attention: Patrick Rogers

with a copy to:

Thelen Reid & Priest LLP
701 Eighth Street, N.W.
Washington, D.C. 20001
Tel: 202.508.4281
Fax: 202.654.1804
Attention: Louis A. Bevilacqua

if to Solidus:

Solidus Networks, Inc.
101 Second Street, Suite 1100
San Francisco, California 94105
Tel: (415) 281-2200
Fax: (415) 281-2202
Attention: Gus Spanos

with a copy to:

Cooley Godward LLP
101 California Street, 5th Floor
San Francisco, CA 94111
Tel: (415) 693-2000
Fax: (415) 693-2222
Attention: Kenneth L. Guernsey

if to a Stockholder:

To the address of Stockholder on file with WinWin

or at such other address or facsimile number as a Party may designate by giving at least ten days’ advance written notice to the other Party. All such notices and other communications shall be deemed given upon (I) receipt or refusal of receipt, if delivered personally, (II) three days after being placed in the mail, if mailed, or (III) confirmation of facsimile transfer, if faxed.

(d)       Headings. The underlined headings contained in the Agreement are for convenience of reference only, shall not be deemed to be a part of the Agreement and shall not be referred to in connection with the construction or interpretation of the Agreement.
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(e)       Confidentiality. The parties agree that the terms and conditions of this Agreement shall remain confidential and shall not be disclosed to any third parties, except as may be required to enforce the parties’ rights and obligations hereunder.

(f)       Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(g)       Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof.

(h)       Amendments. Subject to the provisions of applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by a written agreement specifically referring to this Agreement executed and delivered by the Stockholder and Solidus.

(i)       Assignment. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that Solidus may assign this Agreement to any direct or indirect wholly owned subsidiary of Solidus, provided that no such assignment shall relieve Solidus of its obligations hereunder.

(j)       Fees and Expenses. Except as otherwise provided herein or in the Joint Venture Agreement, all costs and expenses (including, without limitation, all fees and disbursements of counsel, accountants, investment bankers, experts and consultants to a party) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

(k)       Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to the Agreement agree that, in the event of any breach or threatened breach by any party to the Agreement of any covenant, obligation or other provision set forth in the Agreement for the benefit of any other party to the Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision and (ii) an injunction restraining such breach or threatened breach.

(l)       Applicable Law; Jurisdiction. The Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws). In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (i) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of California and (ii) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 3(c).
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(m)       No Third Party Beneficiaries. None of the provisions of the Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

(n)       No Waiver.

(i)       No failure on the part of any Person to exercise any power, right, privilege or remedy under the Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under the Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(ii)       No Person shall be deemed to have waived any claim arising out of the Agreement, or any power, right, privilege or remedy under the Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(o)       Counterparts. The Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

[Signature page follows]

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Each of Solidus, WinWin and Stockholder has executed or has caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

Solidus Networks, Inc.

Brian Miller
Executive Vice President

WinWin Gaming, Inc.

By:
Name:
Title:

Stockholder

Signature of Stockholder

Printed Name of Stockholder

Name of Person Signing for the Stockholder (If signing in a representative capacity for a corporation, trust, partnership and other entity)

Title of Person Signing for Stockholder (If signing in a representative capacity for a corporation, trust, partnership and other entity)

[Signature page to Voting Agreement, Irrevocable Proxy
and Form of Stockholders’ Written Consent]

Annex I

Total number of shares owned of record by _____________________ [insert name of Stockholder] as of the date of this Agreement, all of which are shares of common stock: _____________.

Annex II

WRITTEN CONSENT IN LIEU OF SPECIAL
MEETING OF THE STOCKHOLDERS OF
WINWIN GAMING, INC.

The undersigned, being the record holder of the shares of capital stock of WinWin Gaming, Inc., a Delaware corporation (the “Company”), set below the undersigned’s signature, acting by written consent in lieu of a meeting pursuant to the provisions of Section 228 of the General Corporation Law of the State of Delaware and the bylaws of the Company, hereby waives all notice of time, place and purpose of meeting and adopts and consents to the adoption of the following actions with the same effect as if taken by a vote of the stockholders of the Company at a duly called meeting of the stockholders:

Adoption of Restated Charter

Whereas, the Board of Directors of the Company has approved and adopted an amendment and restatement of the Company’s currently effective Certificate of Incorporation, as amended to date (the “Current Certificate”), in order (i) to provide for a purchase option in favor of Solidus Networks, Inc. (the "Purchase Option"), (ii) to provide a redemption right in favor of the Company with respect to all shares of Company common stock (the "Redemption Right") (iii) to designate a series of preferred stock as "Series A Preferred Stock," (iv) to authorize an aggregate of 60,000,000 shares of Series A Preferred Stock, (v) to set forth the rights, preferences and privileges of the Series A Preferred Stock, (vi) to increase the number of authorized shares of Company common stock to 750,000,000 and (vii) to make certain additional modifications;

Now, Therefore, Be It Resolved, that the Current Certificate be, and it hereby is, amended and restated to read in substantially the form attached hereto as Exhibit A (the “Restated Certificate”);

Resolved Further, that the Purchase Option and the Redemption Right are hereby acknowledged and approved in all respects; and

Resolved Further, that the approved officers of the Company be, and they hereby are, authorized and directed to take or cause to be taken, any such actions, to execute such agreements, documents and instruments and to make such filings as may be necessary or appropriate to file the Restated Certificate with the Secretary of State of the State of Delaware and to carry out the intent and accomplish the purpose of the foregoing resolutions, and all such actions hereto fore taken by the officers in connection therewith are hereby ratified and approved.

This written consent shall terminate and cease to be effective upon the valid termination of the Joint Venture Agreement.

[Signature page follows]

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The undersigned has signed this written consent on the date appearing next to the undersigned’s name.

Dated: ____________, 2006

Signature of Stockholder

Printed Name of Stockholder

Name of Person Signing for the Stockholder (If signing in a representative capacity for a corporation, trust, partnership and other entity)

Title of Person Signing for Stockholder (If signing in a representative capacity for a corporation, trust, partnership and other entity)

Total number of shares owned of record as of the above date:

Common Stock ____________________

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Exhibit E

Non-Binding Term Sheet

This non-binding Term Sheet, dated as of ________ __, 2006 (this “Term Sheet”), is by and among Solidus Networks, Inc. (“Pay By Touch”), a corporation organized under the laws of Delaware, and WinWin Gaming, Inc. (“WinWin”), a company organized under the laws of the state of Delaware.

Background:

•       Pay By Touch and WinWin have entered into that certain Amended and Restated Joint Venture Agreement, dated as of April 14, 2006 (the "JV Agreement"), and are entering into this Term Sheet in connection with the transactions contemplated by the JV Agreement.

•       Pay By Touch desires to engage WinWin to market Pay By Touch’s commercial offerings (“Pay By Touch Offerings”) within the [People’s Republic of China, including its special administrative regions of Hong Kong and Macao, and in Taiwan].

•       The parties are entering into this Term Sheet as evidence of their intention to advance such a relationship.

This Term Sheet sets forth the principal terms and conditions upon which the parties propose to move forward with the relationship.  Under this Term Sheet the purpose set forth above shall be deemed the “Proposed Transaction.”

The parties intend that the specific terms of the Proposed Transaction will be contained in a complete, integrated, mutually agreeable document to be entered into by the parties on or before the Initial Closing (as defined in the JV Agreement) (a “Transaction Agreement”).

The parties contemplate that they would each be responsible for the following areas related to the Proposed Transaction as described below:

Term & Termination
Either party may terminate this Term Sheet by giving written notice to the other party at least thirty (30) days prior to such termination. If neither party elects to terminate the Term Sheet pursuant to the prior sentence, this Term Sheet shall terminate on the earliest to occur of (i) [insert date] or (ii) the termination of the JV Agreement.

The term of the Transaction Agreement shall be [three (3) years] or as otherwise agreed by the parties.  The Transaction Agreement will be subject to standard termination provisions.

Marketing Appointment
Under the terms of the Transaction Agreement Pay By Touch shall appoint WinWin as a non-exclusive marketing partner in [China]. WinWin shall, at its own expense, use best efforts to market Pay By Touch Offerings to prospective customers including, without limitation, by means of establishing relationships with such prospects, by correspondence with them, by participation in trade shows or professional meetings, or by publication online or in the print or broadcast media. Without limiting the foregoing, WinWin shall be permitted to distribute to any such prospects any marketing materials or information provided Pay By Touch, provided that WinWin may not alter or modify any such materials or information without Pay By Touch’s prior written consent. In no event will WinWin purport to make representations or warranties on Pay By Touch’s behalf, or purport to act as an agent of Pay By Touch for any purpose, and all marketing and promotional information provided or distributed by WinWin to any third party or through any media shall strictly conform to such information as Pay By Touch may have provided to WinWin pursuant to the Transaction Agreement.

In the event that a prospect desires to obtain the Pay By Touch Offerings, WinWin shall provide to such prospect Pay By Touch’s then-current standard form of customer agreement and shall exercise best efforts to cause such prospect to execute such customer agreement. In the event that such prospect desires to negotiate such agreement, WinWin shall be responsible for negotiating the terms of such agreement with such prospect in consultation with, and at Pay By Touch’s direction. WinWin shall have no authority to execute any such customer agreement on Pay By Touch’s behalf; such decision shall rest solely with Pay By Touch. WinWin shall forward to Pay By Touch any such executed customer agreement promptly upon execution thereof. Pay By Touch shall retain the right, in its sole and absolute discretion, to refuse to offer the Pay By Touch Offerings to any third party.

Fees and Payment
In consideration for the performance of WinWin’s obligations under the Transaction Agreement, Pay By Touch shall pay to WinWin an amount to be agreed upon by the parties. WinWin shall bear all expenses incurred in the performance of its obligations under the Transaction Agreement in marketing and promoting the Pay By Touch Offerings to any prospective customer.

Governing Law; Jurisdiction and Resolution of Disputes	The Transaction Agreement will contain governing law and jurisdiction provisions for the resolution of disputes substantially similar to those set forth in the JV Agreement.
Confidentiality, Non-Disclosure
The terms of this Term Sheet and the Transaction Agreement, as well as any and all information exchanged between and among the parties in connection with the transactions provided for and described herein, shall be held strictly confidential by each of the parties and their respective agents, employees, consultants and advisors.  Such obligation of confidentiality and non-disclosure shall cover, without limitation, any and all technical information, market data and research, and other proprietary information of each of the parties hereto. The Transaction Agreement will contain standard confidentiality provisions. All information disclosed hereunder will be used solely to evaluate and effectuate the transactions described herein and for absolutely no other purpose. To preserve each parties’ respective rights and obligations hereunder, the terms of this section will survive the expiration or earlier termination hereof or of any of the Transaction Agreement.

Miscellaneous Provisions
Neither party is subject to any agreement or undertaking that is in conflict with or would be violated by, this Term Sheet or any of the Transaction Agreement.

This Term Sheet may be executed in any number of counterparts, including facsimile counterparts, each of which will be deemed an original and all of which taken together will constitute one and the same agreement.  Any amendments hereto or waivers hereunder must be in writing and signed by both parties.

It is understood that this Term Sheet is a statement of the intention of the parties to proceed as outlined herein and does not create any binding obligations, other than any provisions with respect to confidentiality, which the parties acknowledge have been given for good and valuable consideration and which will be legally binding.

THIS INSTRUMENT REPRESENTS ONLY THE EXPRESSION OF OUR CURRENT MUTUAL INTENTIONS AND IS SUBJECT TO THE PROVISIONS OF THE TRANSACTION AGREEMENT TO BE ENTERED INTO BY AND AMONG THE PARTIES HERETO UPON COMPLETION OF LEGAL AND BUSINESS DUE DILIGENCE AND THE SATISFACTION OF THE CONDITIONS CONTAINED THEREIN. THE PARTIES HAVE FURTHER AGREED THAT EACH PARTY WILL BE BEAR ALL OF ITS OWN FEES AND EXPENSES INCURRED IN CONNECTION HEREWITH AND WITH THE PREPARATION AND NEGOTIATION OF THE TRANSACTION AGREEMENT, WHETHER OR NOT THE TRANSACTION CONTEMPLATED HEREBY OR THEREBY IS CONSUMMATED AND ENTERED INTO.

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SOLIDUS NETWORKS, INC. By: _________________________ Name: Title:

WINWIN GAMING, INC. By: _________________________ Name: Title:

Exhibit F

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

WINWIN GAMING, INC.

WinWin Gaming, Inc. (hereinafter referred to as the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1.       The current name of the Corporation is WinWin Gaming, Inc.

2.       The name under which the Corporation was originally incorporated is Lone Star Casino Corporation, and the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is December 30, 1992.

3.       The provisions of the Certificate of Incorporation of the Corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled the Amended and Restated Certificate of Incorporation of WinWin Gaming, Inc.

4.       The resolution setting forth the amendment and restatement has been duly approved by the stockholders of the Corporation in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware and is as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be, and hereby is, amended and restated in its entirety as follows:

FIRST:       The name of the corporation (hereinafter referred to as the “Corporation”) is WinWin Gaming, Inc.

SECOND:       The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, 19801; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

THIRD:       The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (hereinafter, the “DGCL”).

FOURTH:       The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) Seven Hundred Fifty Million (750,000,000) shares of common stock, $0.01 par value per share (“Common Stock”) and (ii) Sixty Million (60,000,000) shares of preferred stock, $0.01 par value per share (“Preferred Stock”).
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The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.       Common Stock.

1.       General. The voting, dividend and liquidation rights of the holders of Common Stock are subject to and qualified by the rights of the holders of Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of Preferred Stock of any series.

2.       Increase of Authorized Shares. Except as otherwise provided in this Article, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

3.       Voting. The holders of Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

4.       Dividends. Dividends may be declared and paid on Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

5.       Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

6.       Redemption. The Common Stock is redeemable in accordance with Article FIFTH, Section F, hereof.

B.       Preferred Stock.

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or by the terms of any series of Preferred Stock. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.
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Authority is hereby expressly granted to the Board of Directors from time to time to issue Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to Preferred Stock of any other series to the extent permitted by law. Except as otherwise specifically provided in this Amended and Restated Certificate of Incorporation, the by-laws of the Corporation or any agreement in existence from time-to-time among the stockholders of the Corporation and the Corporation, no vote of the holders of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of Preferred Stock authorized by and complying with the conditions of this Amended and Restated Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

C.       Series A Preferred Stock.

A series of Preferred Stock consisting of Sixty Million (60,000,000) shares and having the following voting powers, designations, preferences and relative, participating, optional or other rights and the following qualifications, limitations and restrictions is hereby created from the authorized but unissued shares of the Preferred Stock.

1.       Designation.

The distinctive designation of such series is “Series A Preferred Stock” (hereinafter referred to as the “Series A Preferred Stock”).

2.       Rank.

The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (a) prior to any other series of Preferred Stock hereafter established by the Board of Directors, and (b) prior to the Common Stock.

3.       Dividends.

The holders of the Series A Preferred Stock shall be entitled to receive, out of any funds legally available therefor, noncumulative dividends, payable at a rate per annum equal to 8% of the Series A Original Issue Price (as defined below), when and if declared by the Corporation’s Board of Directors. No dividends on the Common Stock shall be paid unless, in addition to the amount set forth in the previous sentence, the amount of such dividend on the Common Stock is also paid on the Series A Preferred Stock on an as-converted to Common Stock basis.
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4.       Liquidation Preference.

Upon a Liquidation Event (as defined below), the holders of shares of Series A Preferred Stock are entitled to receive out of assets of the Corporation available for distribution to stockholders, before any distribution of assets is made to holders of Common Stock, liquidating distributions in the amount of [$7.91] per share (as equitably adjusted for any stock dividends, combinations, splits, recapitalizations or similar events with respect to such shares) (the “Series A Original Issue Price”), plus (i) an additional amount equal to eight percent (8%) of the Series A Original Issue Price per year, calculated based on the number of days elapsed prior to the Liquidation Event and (ii) any declared, but unpaid dividends (the amount payable to a holder of Series A Preferred Stock upon a Liquidation Event as aforesaid being referred to herein as the “Liquidation Preference”).

If upon a Liquidation Event, the Liquidation Preference and any amounts payable upon a Liquidation Event to other shares of stock of the Corporation ranking as to any such distribution on a parity with the Series A Preferred Stock are not paid in full, the holders of the Series A Preferred Stock and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled.

For purposes of this Article FOURTH, a “Liquidation Event” is any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, and unless otherwise determined by the election of the holders of a majority of the then outstanding Series A Preferred Stock, shall be deemed to be occasioned by, or to include, (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, consolidation, or other transaction in which control of the Corporation is transferred, but, excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation) unless the Corporation’s capital stock of record as constituted immediately prior to such acquisition will, immediately after such acquisition represent at least 50% of the voting power of the surviving or acquiring entity or (B) a sale, lease, transfer or other disposition, in a single transaction or series of related transactions of all or substantially all of the assets and/or the intellectual property of the Corporation and its subsidiaries, taken as a whole.

5.       Voting Rights.

5.1       General. Except as may be otherwise provided herein or by law, the Series A Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Series A Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Series A Preferred Stock is then convertible.

5.2       Board of Directors. The holders of the Series A Preferred Stock, voting as a separate series, shall be entitled to elect two directors of the Corporation (the “Series A Directors”). A vacancy in any directorship elected by the holders of the Series A Preferred Stock shall be filled only by vote or written consent of the holders of the Series A Preferred Stock. Any Series A Director may be removed without cause by, and only by, the affirmative vote of the holders of a majority of the Series A Preferred Stock, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. At any meeting held for the purpose of electing a Series A Director, the presence in person or by proxy of the holders of a majority of the outstanding shares of Series A Preferred Stock shall constitute a quorum for the purpose of electing such Series A Director.
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5.3       Protective Provisions. So long as at least 85% of the shares of Series A Preferred Stock first issued to the original holders thereof remain outstanding (as adjusted for stock splits, distributions, combinations and similar events), except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or the Certificate of Incorporation of the Corporation, and in addition to any other vote required by law or the Certificate of Incorporation of the Corporation, without the approval of the holders of a majority of the then outstanding Series A Preferred Stock, given in writing or by vote at a meeting, the Corporation will not, either directly or by amendment, merger, consolidation or otherwise:

(a)       Alter or change the rights, preferences or privileges of the Series A Preferred Stock;

(b)       Create (by reclassification or otherwise) any new class or series of shares having rights, preferences or privileges senior to or on a parity with the Series A Preferred Stock with respect to redemption, voting, dividends or distribution of assets upon a Liquidation Event;

(c)       Create (by reclassification or otherwise) any new class or series of shares unless such shares are subject to purchase by Solidus Networks, Inc. and repurchase by the Corporation pursuant to purchase and redemption options satisfactory to the holders of a majority of the outstanding shares of Series A Preferred Stock;

(d)       Repurchase or redeem any shares of Common Stock (other than the repurchase of unvested shares at cost upon the termination of employment or the provision of services pursuant to equity incentive agreements with employees or service providers giving the Corporation the right to repurchase such shares);

(e)       Effect, or consent to, a merger, other corporate reorganization, sale of controlling interest by the Corporation or any of its material subsidiaries, or any transaction in which all or substantially all of the assets of the Corporation or any of its material subsidiaries are sold;

(f)       Effect, or consent to, a voluntary dissolution or liquidation of the Corporation or any of its material subsidiaries;

(g)       Amend or waive (or adopt any provision inconsistent with) Article FIFTH of the Corporation's Amended and Restated Certificate of Incorporation;

(h)       Amend or waive any provision of the Corporation's Amended and Restated Certificate of Incorporation or Bylaws (i) relative to the Series A Preferred Stock or (ii) to increase the authorized number of shares of Common Stock;
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(i)       Pay or declare any dividend or make any other distribution on any shares of Common Stock or Preferred Stock; or

(j)       Authorize or issue any additional shares of Series A Preferred Stock or any equity securities convertible, directly or indirectly, into additional shares of Series A Preferred Stock.

6)       Conversion Rights.

The holders of the Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

6.1       Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial conversion price per share for shares of Series A Preferred Stock (“Series A Conversion Price” ) shall be [$0.791]; provided, however, that the Series A Conversion Price shall be subject to adjustment as set forth in this Section 6.

6.2       Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the respective Series A Conversion Price at the time in effect for such stock immediately upon the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of the Series A Preferred Stock, voting as a separate class.

6.3       Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such Series A Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

6.4       Fractional Shares. In lieu of any fractional shares to which the holder of Preferred Stock would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the Series A Conversion Price as then in effect. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of all such series of Preferred Stock of each holder at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.
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6.5       Adjustment of Conversion Price. The Series A Conversion Price shall be subject to adjustment from time to time as follows:

(a)       Special Definitions. For purposes of this Section 6, the following definitions shall apply:

(i)       "Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

(ii)       “Original Issue Date” shall mean the date on which the first share of Series A Preferred Stock was first issued.

(iii)       “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities convertible into or exercisable or exchangeable, directly or indirectly, for Common Stock.

(iv)       “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 6.6, deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

(A)       upon conversion of shares of Preferred Stock;

(B)       to officers, directors, employees and consultants of the Corporation pursuant to stock incentive plans, or other stock arrangements that have been approved by the Board of Directors of the Corporation including the Series A Directors;

(C)       pursuant to any event for which adjustment has already been made pursuant to Section 6.7;

(D)       as a dividend or distribution on the Corporation’s Common Stock or Preferred Stock, where an adjustment is made pursuant to Sections 6.9, 6.10 or 6.11;

(E)       upon the written consent of the holders of a majority of the Series A Preferred Stock that expressly states that such shares shall not constitute Additional Shares of Common Stock;
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(F)       upon the exercise of Options or conversion of any Convertible Securities outstanding as of the date hereof;

(G)       pursuant to a loan arrangement or debt financing from a bank, equipment lessor or similar financial institution approved by the Board of Directors, including the Series A Directors;

(H)       in connection with strategic transactions (but excluding any merger, consolidation, acquisition or similar business combination) that have been approved by the Board of Directors of the Corporation including the Series A Directors; or

(I)       pursuant to the provisions of Section 6.12 hereof.

6.6       Deemed Issue of Additional Shares of Common Stock. Except as provided in Section 6.5(a)(iv) above, in the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(a)       no further adjustment in the Series A Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(b)       if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; and
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(c)       upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series A Conversion Price computed upon the Original Issue Date, and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(i)       in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged; and

(ii)       in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised.

6.7       Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event this Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6.6) without consideration or for a consideration per share less than the Series A Conversion Price applicable on and immediately prior to such issue, then and in such event, the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Series A Conversion Price in effect on the date of and immediately prior to such issue by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue, including any Common Stock issuable pursuant to any then outstanding options, rights or warrants for Common Stock or any class or series of stock convertible into Common Stock (including but not limited to Preferred Stock), plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series A Conversion Price in effect on the date of and immediately prior to such issue; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue, including any Common Stock issuable pursuant to any then outstanding options, rights or warrants for Common Stock or any class or series of stock convertible into Common Stock (including but not limited to Preferred Stock) outstanding immediately prior to such issue, plus the number of such Additional Shares of Common Stock so issued.
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6.8       Determination of Consideration. For purposes of this Section 6, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a)       Cash and Property. Such consideration shall:

(i)       insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

(ii)       insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(iii)       in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors.

(b)       Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 6.6, relating to Options and Convertible Securities, shall be determined by dividing

(i)       the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such options for Convertible Securities and the conversion or exchange of such Convertible Securities by

(ii)       the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

6.9       Adjustments for Stock Dividends, Subdivisions, or Split-ups of Common Stock. If the number of shares of Common Stock outstanding at any time after the filing of this Amended and Restated Certificate of Incorporation is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock without a corresponding increase in the number of shares of Series A Preferred Stock outstanding, then, effective at the close of business upon the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Series A Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be increased in proportion to such increase in outstanding shares of Common Stock.
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6.10       Adjustments for Combinations of Common Stock. If the number of shares of Common Stock outstanding at any time after the filing of this Amended and Restated Certificate of Incorporation is decreased by a combination of the outstanding shares of Common Stock without a corresponding decrease in the number of shares of Series A Preferred Stock outstanding, then, effective at the close of business upon the record date of such combination, the Series A Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

6.11       Adjustments for Reorganizations, Reclassifications, etc. If the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock or other securities or property, whether by reclassification, a merger or consolidation of this Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of this Corporation (but only if such change is not in connection with an event that is deemed to be a Liquidation Event), or otherwise (other than a subdivision or combination of shares provided for in Section 6.9 or 6.10 above), the Series A Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock or securities or other property equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock immediately before such event; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as may be reasonable, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

6.12       Special Adjustment for Issuance of Excluded Warrant Shares. Notwithstanding the provisions of Section 6.5(a)(iv)(F) hereof, if the Corporation issues shares of its Common Stock (“Excluded Warrant Shares”) upon the exercise of Excluded Warrants (as defined below), then for each Excluded Warrant Share issued, the Corporation shall issue to the holder of a share of Series A Preferred Stock upon conversion of such share, in addition to any other shares of Common Stock issuable hereunder as a result of such conversion, a number of shares of Common Stock equal to the number obtained by application of the following formula: (M x WS)/ OP, where,

M = the multiple, which is 66%,

WS = the total number of Excluded Warrant Shares issued, and

OP = the total number of shares of Series A Preferred Stock outstanding.
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For purposes of this Section 6.12, “Excluded Warrants” means (i) those warrants outstanding as of the filing date to purchase an aggregate of 7,091,181 shares of Common Stock (as equitably adjusted for any stock dividends, combinations, splits, recapitalizations or similar events with respect to such shares), each of which has an exercise price of at least $0.25 per share (as equitably adjusted for any stock dividends, combinations, splits, recapitalizations or similar events with respect to such shares) and (ii) that certain warrant issued by the Corporation pursuant to that certain Securities Purchase Agreement dated as of February 25, 2005, by and between the Corporation and the Van Wagoner Private Opportunities Fund L.P., as it may be amended from time to time.

6.13       Minimal Adjustments. No adjustment in the Series A Conversion Price need be made if such adjustment would result in a change in the Series A Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Series A Conversion Price, or upon conversion, whichever first occurs.

6.14       No Impairment. The Corporation will not through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by the Corporation pursuant to this Section 6, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Preferred Stock against impairment. This provision shall not restrict the Corporation’s right to amend this Amended and Restated Certificate of Incorporation with the requisite stockholder consent or approval.

6.15       Notices of Record Date. In the event that the Corporation shall propose at any time:

(a)       to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(b)       to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

(c)       to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

(d)       to merge or consolidate with or into any other corporation, or sell all or substantially all its property or business, or to liquidate, dissolve or wind up;

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then, in connection with each such event, the Corporation shall send to the holders of the Preferred Stock:

(i)       at least 20 days’ prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto and the amount and character of such dividend, distribution or right) or for determining rights to vote in respect of the matters referred to in clause (c) or (d) above; and

(ii)       in the case of the matters referred to in clauses (c) or (d) above, at least 20 days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event or the record date for the determination of such holders if such record date is earlier).

Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to each holder of Preferred Stock at the address for each such holder as shown on the books of the Corporation.

6.16       Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all authorized shares of Preferred Stock, whether or not such shares are then outstanding; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the authorized shares of Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, whether or not such shares are then outstanding, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

6.17       Status of Converted or Contributed Shares. In case any shares of Preferred Stock are converted into Common Stock pursuant to Section 6 hereof or contributed back to the Corporation (through repurchase or otherwise) after the date such shares of Preferred Stock were first issued, all such shares so converted or contributed shall, upon such conversion or contribution, be cancelled and shall not be issuable by the Corporation. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of the Company’s Preferred Stock.

6.18       No Redemption by Corporation. The Series A Preferred Stock is not subject to redemption by the Corporation.
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7.       Excluded Opportunities.

The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any Series A Director who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Series A Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

        FIFTH:       Purchase Option; Redemption.

        A.       Definitions.       For purposes of this Article FIFTH, the following terms shall have the following definitions:

1.       “PBT” means Solidus Networks, Inc.

2.       “Per Share Exercise Price” means the quotient obtained by dividing the Exercise Price by the number of Subject Securities, on an as-converted to Common Stock basis.

3.       “Exercise Date” means the date upon which PBT notifies the Corporation in writing of the exercise of the PBT Purchase Option as provided in Section (B) of this Article FIFTH, or upon which the Requisite Series A Holders notify the Corporation in writing of the exercise of the Company Redemption Option as provided in Section (B) of this Article FIFTH, as applicable.

4.       “Exercise Price” means the fair market value of the Subject Securities, determined as of the Exercise Date in accordance with the following mechanism. A representative designated by PBT and a representative of the Corporation shall attempt to negotiate a mutually agreeable fair market value within thirty (30) days following the Exercise Date. If the representatives are unable to reach an agreement within such time period, each of the Requisite Series A Holders and the Corporation will at its own cost appoint a nationally recognized investment banking firm as an appraiser of the fair market value of Subject Securities. Each of the investment banking firms shall separately determine, within forty-five (45) days of the end of such thirty (30) day period, the fair market value of the Subject Securities taking into account the fact that the exercise of the PBT Purchase Option or the Company Redemption Option, as applicable, may involve the acquisition of a controlling interest in the Corporation, and further taking into account the presence or absence of non-competition and non-solicitation obligations from the executives of the Corporation and its subsidiaries and from the Corporation’s principal stockholders and the impact of such exercise on any of the material agreements of the Corporation or its subsidiaries. Each of the investment banking firms shall express its valuation as a single number in US dollars. The mid-point of the valuations (the “Mid-Point”) will then be calculated by dividing the sum of the separate valuations by two (2). To the extent that each valuation is within the range that is 10% above or 10% below the Mid-Point (the “Range”), the Mid-Point shall be used. If either or both of the valuations falls outside of the Range, then the parties shall jointly choose (or if the parties are unable to so jointly choose within three (3) business days, the two appraisers shall choose) a disinterested nationally recognized investment banking firm as a third appraiser, at a cost to be shared on an equal basis between the parties, to complete an appraisal within an additional forty-five (45) days, which appraisal shall be equal to or somewhere between the two prior appraisals and such third appraisal shall be the final and binding determination of the Exercise Price. Notwithstanding the foregoing, the aggregate Exercise Price shall not be less than $20,000,000.
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5.       “Option Expiration Time” means the earliest of (a) 11:59 p.m. San Francisco time on April 14, 2009, (b) the closing of the sale of all or substantially all of the assets of PBT, and (c) the closing of a merger, consolidation or similar transaction in which the stockholders of PBT as of immediately prior to the transaction do not own a majority of the voting power of the surviving company as of immediately following such transaction.

6.       “Requisite Series A Holders” means the holders of a majority of the then outstanding shares of Series A Preferred Stock.

7.       “Subject Securities” means all of this Corporation’s outstanding equity securities other than the outstanding shares of Series A Preferred Stock.

        B.       Grant of Option.

1.       PBT Purchase Option. To the extent permitted by applicable law, PBT is hereby granted an exclusive irrevocable purchase option to purchase any or all of the Subject Securities at a price per share equal to the Per Share Exercise Price (the “PBT Purchase Option”). The PBT Purchase Option may be exercised at any time at or prior to the Option Expiration Time. PBT shall pay an amount equal to the Per Share Exercise Price in cash and in immediately available funds for each such share in the manner specified herein. The PBT Purchase Option, together with the other rights of PBT under this Article FIFTH, may, at PBT’s option, be assigned or otherwise transferred to the Corporation; however, the Purchase Option may not otherwise be assigned, transferred or conveyed.

2.       Company Redemption Option. At the written election of the Requisite Series A Holders, the Corporation shall, subject to applicable restrictions in the DGCL, redeem on the Closing Date all Subject Securities (other than any such Subject Securities purchased by PBT pursuant to the PBT Purchase Option) at a redemption price per share equal to the Per Share Exercise Price (the “Company Redemption Option”). Such redemption shall be in lieu of PBT exercising the PBT Purchase Option in respect of such Subject Securities, and shall be subject to PBT providing the Exercise Price in respect of such Subject Securities to the Corporation in the manner specified herein to allow the Corporation to redeem such Subject Securities. Such funds provided by PBT pursuant to the preceding sentence may only be used to redeem such Subject Securities. Upon the request of PBT at any time prior to the Closing Date, the Corporation will return such funds to PBT. The Company Redemption Option may be exercised at any time at or prior to the Option Expiration Time.
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        C.       Manner of Exercise. The PBT Purchase Option may be exercised, if at all, at or before the Option Expiration Time by written notice (the “PBT Exercise Notice”) from PBT to the Corporation stating that the PBT Purchase Option is being exercised. The PBT Purchase Option shall be deemed to be exercised as of the date of mailing by first class mail of the PBT Exercise Notice to the Corporation at its principal offices. The Company Redemption Option shall be exercised, if at all, at or before the Option Expiration Time by written notice (the “Redemption Exercise Notice”) from the Requisite Series A Holders to the Corporation stating that the Company Redemption Option is being exercised. The Company Redemption Option shall be deemed to be exercised as of the date of mailing by first class mail of the Redemption Exercise Notice to the Corporation at its principal offices.

        D.       Closing.

1.       Closing Date; Cooperation. Except as set forth below, the closing date of the purchase or redemption, as applicable, of the Subject Securities (the “Closing Date”) shall be, with respect to the PBT Purchase Option, a date specified by PBT within five (5) business days after the determination of the Exercise Price, and with respect to the Company Redemption Option, a date specified by the Requisite Series A Holders within five (5) business days after the determination of the Exercise Price, in each case which date specified shall be no later than sixty (60) days after the determination of the Exercise Price in accordance with this Article FIFTH. The Closing Date may be extended by PBT or the Requisite Series A Holders, as applicable, if, in the judgment of PBT or the Requisite Series A Holders, an extension of the Closing Date is necessary to obtain any governmental or third party consent to the purchase or redemption, as applicable, of the Subject Securities or to permit the expiration prior to the Closing Date of any statutory or regulatory waiting period. PBT or the Requisite Series A Holders, as applicable, may extend the Closing Date for the reasons set forth in the preceding sentence by delivering written notice of such extension to the Corporation on or prior to the previously specified Closing Date. The Corporation shall use all commercially reasonable efforts to assist PBT to effect the closing of the PBT Purchase Option and to assist the Requisite Series A Holders to effect the closing of the Company Redemption Option, including without limitation seeking any required third-party or governmental consents, and filing any applications, notifications, registration statements or the like that may be necessary to effect the closing.

2.       Certain Restrictions Following Exercise Date. From the Exercise Date until the Closing Date, the Corporation will not take any of the following actions (or permit any such actions to be taken on its behalf) except with the prior written consent of the Requisite Series A Holders:

(a)       issue any equity securities of any kind, or allow any of its subsidiaries to issue any equity securities of any kind, except that the Corporation may issue Common Stock issuable upon the exercise of Option Securities outstanding as of the date immediately prior to the Exercise Date;
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(b)       borrow money, or mortgage, remortgage, pledge, hypothecate or otherwise encumber any of its assets, or allow any of its subsidiaries to borrow money, or mortgage, remortgage, pledge, hypothecate or otherwise encumber any of its assets;

(c)       sell, lease, lend, exchange or otherwise dispose of any of its assets, or allow any of its subsidiaries to sell, lease, lend, exchange or otherwise dispose of any of its assets, other than sales of inventory in the ordinary course of business;

(d)       pay or declare any dividends or make any distributions on or in respect of any shares of its capital stock;

(e)       default or permit any of its subsidiaries to default in its obligations under any material contract, agreement, commitment or undertaking of any kind or enter into or permit any of its subsidiaries to enter into any material contract, agreement, purchase order or other commitment;

(f)       enter into or permit any of its subsidiaries to enter into any other transaction or agreement or arrangement, or incur any liabilities, not in the ordinary course of the Corporation’s business; or

(g)       enter into or materially modify any agreement or arrangement relating to the compensation of any employee, consultant or director.

3.       Payment of Exercise Price. On or before the Closing Date of the PBT Purchase Option, PBT shall deposit the full amount of the Exercise Price with a bank or banks or similar entities designated by PBT (the “Payment Agent”) to pay, on PBT’s behalf, the Exercise Price. On or before the Closing Date of the Company Redemption Option, the Corporation shall deposit the full amount of the Exercise Price with the Payment Agent. Funds deposited with the Payment Agent for payment of the Exercise Price in connection with the PBT Purchase Option shall be delivered in trust for the benefit of the holders of the Subject Securities, and funds delivered to the Payment Agent for payment of the Exercise Price in connection with the Company Redemption Option shall be delivered in trust to the Corporation solely for the purpose of paying the Exercise Price to holders of Subject Securities upon the closing of the Company Redemption Option, and PBT or the Corporation, as applicable, shall provide the Payment Agent with irrevocable instructions to pay, on or after the Closing Date, the Per Share Exercise Price for each Subject Security to the holders of record thereof determined as of the Closing Date. Payment for Subject Securities shall be mailed to each holder at the address set forth in the Corporation’s records or at the address provided by each holder or, if no address is set forth in the Corporation’s records for a holder or provided by such holder, to such holder at the address of the Corporation. As soon as practicable upon PBT’s request, the Corporation shall provide, or shall cause its transfer agent to provide, to PBT or to the Payment Agent, free of charge, a complete list of the record holders of Subject Securities, as of a specified date, including the number of Subject Securities held of record and the address of each record holder as set forth in the records of the Corporation’s transfer agent.
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4.       Duration of Company Redemption Option Following the Closing Date. Following the Closing Date of the Company Redemption Option, each share of Common Stock issuable upon the exercise or conversion of any options, warrants or other convertible securities that remain outstanding after the Closing Date shall, immediately upon issuance, be purchased by PBT, to the extent permitted by applicable law, or if not so permitted, then redeemed by the Corporation at the earliest time that such purchase or redemption is permitted by applicable law, in each case for the Per Share Exercise Price, without interest. Payment for such shares of Common Stock shall be mailed to each holder at the address set forth in the Corporation’s records or at the address provided by each holder or, if no address is set forth in the Corporation’s records for a holder or provided by such holder, to such holder at the address of the Corporation. Transfer of title to PBT or the Corporation, as applicable, to each such share of Common Stock shall be deemed to occur automatically upon the issuance of such share.

E.       Transfer of Title. Transfer of title to all of the Subject Securities and other shares purchased or redeemed pursuant to this Article FIFTH shall be deemed to occur automatically on the Closing Date and thereafter the Corporation shall be entitled to treat PBT or itself, as applicable, as the sole holder of all such Subject Securities and other shares, notwithstanding the failure of any holder thereof to tender the certificates representing such shares to the Payment Agent, whether or not such tender is required or requested by the Payment Agent. The Corporation shall instruct its transfer agent not to accept any such Subject Securities and other shares for transfer on and after the Closing Date. The Corporation shall take all actions reasonably requested by PBT or the Requisite Series A Holders, as applicable, to assist in effectuating the transfer of such Subject Securities and other shares in accordance with this Article FIFTH.

F.       No Conflicting Action. The Corporation shall not take, nor permit any other person or entity within its control to take, any action inconsistent with the rights of PBT or the holders of Series A Preferred Stock under this Article FIFTH. The Corporation shall not enter into any arrangement, agreement or understanding, whether oral or in writing, that is inconsistent with or limits or impairs the rights of PBT or the holders of Series A Preferred Stock and the obligations of the Corporation hereunder, including without limitation any arrangement, agreement or understanding that imposes any obligation upon the Corporation, or deprives the Corporation of any material rights, as a consequence of the exercise of the PBT Purchase Option or the Company Redemption Option or the acquisition of the outstanding Common Stock or other Subject Securities pursuant thereto.

G.       Inspection and Visitation Rights. PBT shall have the right to inspect and copy, on reasonable notice and during regular business hours, the books and records of the Corporation. PBT shall also have the right to designate up to two non-voting representatives, who shall have the right to attend all meetings of the Corporation’s Board of Directors and any committees thereof. Any representative or representatives, if designated in writing by PBT as such, shall receive notice of all meetings of the Corporation’s Board of Directors and each committee thereof, as well as copies of all documents and other materials provided to any directors of the Corporation in connection with any such meeting not later than the time such materials are provided to other directors. Such representative or representatives shall also be provided with copies of all resolutions adopted or proposed to be adopted by unanimous written consent not later than the time such resolutions are provided to other directors. Notwithstanding the foregoing, PBT shall have the inspection and visitation rights set forth in this paragraph only so long as PBT remains either a stockholder or a creditor of WinWin.
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SIXTH:       All powers of the Corporation, insofar as the same may be lawfully vested by this Amended and Restated Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of the Corporation. In furtherance and not in limitation of that power, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time By-Laws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to adopt, alter, amend and repeal By-Laws made by the Board of Directors.

SEVENTH:       A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Article by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

EIGHTH:       In connection with the exercise of its judgment in determining what is in the best interest of the Corporation and of the stockholders, when evaluating a Business Combination or a proposal by another person or persons to make a Business Combination or a tender or exchange offer, the Board of Directors of the Corporation hereby is expressly authorized to consider, in addition to the adequacy of the consideration to be paid in connection with such transaction, the following factors and any other factors which it deems relevant, including, without limitation: (i) the long term interests of the Corporation’s stockholders, including among other factors, the consideration being offered in relation to (a) the then current market price of the Corporation’s equity securities and the historical range of such prices, (b) the then current value of the Corporation in a freely negotiated transaction, and (c) the Board of Directors’ then estimate of the future value of the Corporation as an independent entity; (ii) the economic, social and legal effects on the Corporation and its subsidiaries, including among other factors, such effects on the Corporation’s employees, customers, creditors, suppliers and the communities in which they operate or are located; (iii) the business and financial condition and earnings prospects of the acquiring person or persons, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition, and other likely financial obligations of the acquiring person or persons, and the possible effect of such conditions upon the Corporation, its subsidiaries, and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; and (iv) the competence, experience and integrity of the acquiring person or persons, and its or their management. For the purposes of this Article, “Business Combination” is defined as (a) a tender or exchange offer for any equity securities of the Corporation, (b) a proposal to merge or consolidate the Corporation with anther company, (c) a proposal to purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, or (d) a proposal to engage in any other form of business combination with the Corporation.

[Signature Page Follows]
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IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its [_______________], this ____ day of _________________, 2006.

WinWin Gaming, Inc.

Date:	By:	/s/

[Name]
[Title]

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Exhibit G

Opinion of PBT Counsel

[Standard lead-in and qualification language to be inserted]

1.	The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

2.	The Company has the requisite corporate power to own or lease its property and assets and to conduct its business as, to our knowledge, it is currently being conducted.

3.	The Company has the requisite corporate power to execute, deliver and perform its obligations under the Transaction Documents.

4.
Each of the Transaction Documents has been duly and validly authorized, executed and delivered by the Company and each of the Joint Venture Agreement and the Registration Rights Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its respective terms, except as rights to indemnity may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

5.
The authorized capital stock of the Company, immediately prior to the [Initial/Second] Closing, consists of (i) [•] shares of Common Stock, par value $0.0001 per share, [•] of which are issued and outstanding and [•] of which are reserved for issuance upon the exercise of outstanding warrants and (ii) [•] shares of Preferred Stock, par value $0.00001 per share, [•] of which have been designated Class 1 Preferred Stock, [•] of which are issued and outstanding and [•]of which are reserved for issuance upon the exercise of warrants, [•] of which have been designated Series B Preferred Stock, [•] of which are issued and outstanding and [•] of which are reserved for issuance upon the exercise of outstanding warrants, [•] of which have been designated Series B-1 Preferred Stock, none of which are issued and outstanding, 40,000 of which have been designated Series C-1 Preferred Stock, none of which are issued and outstanding, 200,000 of which have been designated Series C-2 Preferred Stock, none shares of which are issued and outstanding, 200,000 of which have been designated Series C-3 Preferred Stock, [•] of which are issued and outstanding, and [•] of which have been designated Series C Preferred Stock, [•] of which are issued and outstanding. The [Initial/Second] Closing PBT Shares have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Joint Venture Agreement, the [Initial/Second] Closing PBT Shares will be validly issued, outstanding, fully paid and nonassessable. The shares of PBT Common Stock issuable upon conversion of the [Initial/Second] Closing PBT Shares have been duly authorized and, when issued upon conversion in accordance with the terms of the [Initial/Second] Closing PBT Shares, will be validly issued, outstanding, fully paid and nonassessable. To our knowledge, except as set forth in the PBT Disclosure Schedule as updated as of the [Initial/Second] Closing, there are no options, warrants, conversion privileges, preemptive rights or other rights presently outstanding to purchase any of the authorized but unissued capital stock of the Company, other than as set forth above and other than (i) the conversion privileges of the Preferred Stock of the Company, (ii) rights created in connection with the transactions contemplated by the Transaction Documents and (iii) [•] shares of Common Stock and [•] shares of Class 1 Preferred Stock reserved for issuance under the Company’s 2003 Equity Incentive Plan.

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6.
The execution and delivery of the Joint Venture Agreement by the Company and the issuance of the [Initial/Second] Closing PBT Shares pursuant thereto do not violate any provision of the Restated Charter or Bylaws, and do not violate or contravene (a) any governmental statute, rule or regulation that in our experience is typically applicable to transactions of the nature contemplated by the Transaction Documents or (b) any order, writ, judgment, injunction, decree, determination or award that has been entered against the Company and of which we are aware, in each case to the extent the violation of which would materially and adversely affect the Company and its subsidiaries, taken as a whole.

7.
To our knowledge, except as set forth in the PBT Disclosure Schedule as updated as of the [Initial/Second] Closing, there is no action, proceeding or investigation pending or overtly threatened against the Company before any court or administrative agency that questions the validity of the Joint Venture Agreement.

8.
All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any U.S. Federal or California regulatory authority or governmental body required for the issuance of the Shares, have been made or obtained, except (a) for the filing of a Form D pursuant to Securities and Exchange Commission Regulation D and (b) any filings required o be made under applicable state securities laws.

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EXHIBIT H

FORM OF OPINION OF WINWIN DELAWARE COUNSEL

    1.       The Restated Charter has been duly approved by all requisite action of the Board of Directors and stockholders of WinWin and duly filed with the Secretary of State of the State of Delaware and has not subsequently been amended.

    2.       The PBT Purchase Option set forth in Article FIFTH of the Restated Charter is a valid and binding obligation of WinWin and each of the stockholders of WinWin who cast a vote or votes in favor of the approval of the Restated Charter, enforceable against each of such parties in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

    3.       The Company Redemption Option set forth in Article FIFTH of the Restated Charter is a valid and binding obligation of WinWin, enforceable against WinWin in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

    4.       The Investment Option Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.
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